AGREEMENT AND PLAN OF REORGANIZATION

                           by and among

                  OHIO FARMERS INSURANCE COMPANY

                   WESTFIELD MERGER SUB, INC.

                               and

                      OLD GUARD GROUP, INC.

                    Dated as of May 10, 2000



                            Exhibits

Exhibit A  -  Definitions

Exhibit B  -  Target Option Agreement

Exhibit C  -  Voting Agreement

Exhibit D  -  Certificate of Merger

Exhibit E  -  Legal Opinions of Acquiror's and Merger Sub's
               Counsel

Exhibit F  -  Legal Opinions of Target's Counsel



              AGREEMENT AND PLAN OF REORGANIZATION

     This AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made and entered into as of May 10, 2000, by and among Ohio Farmers Insurance Company, an Ohio corporation ("Acquiror"), Westfield Merger Sub, Inc., an Ohio corporation and wholly owned subsidiary of Acquiror ("Merger Sub"), and Old Guard Group, Inc., a Pennsylvania corporation ("Target"). Acquiror, Merger Sub and Target are sometimes collectively referred to herein as the "Parties" and individually as a "Party."

                             RECITALS

     A. The respective Boards of Directors of Target, Acquiror and Merger Sub believe it is in the best interests of their respective companies that Target and Merger Sub combine into a single company through the statutory merger of Target with and into Merger Sub whereby either Target or Merger Sub will be the surviving corporation (the "Merger") and, in furtherance thereof, have approved the Merger.

     B. Target, Acquiror and Merger Sub desire to make certain representations and warranties and other agreements in connection with the Merger.

     C. Concurrent with the execution of this Agreement and as a material inducement to Acquiror and Merger Sub to enter into this Agreement, (a) Target and Acquiror have entered into a Target Option Agreement dated the date hereof and attached hereto as Exhibit B (the "Target Option Agreement") providing for the purchase by Acquiror of newly issued shares of Target's common stock in certain specified circumstances, (b) Acquiror and certain stockholders of Target (the "Selected Stockholders") have entered into a Voting Agreement dated the date hereof and attached hereto as Exhibit C (the "Voting Agreement") providing for (i) an agreement to vote the shares of Target's common stock owned by such Selected Stockholders to approve the Merger and against any competing proposals, and (ii) in certain specified circumstances the purchase by Acquiror of outstanding shares of Target's common stock held by such Selected Stockholders.

     NOW, THEREFORE, in consideration of the covenants and representations set forth herein, and for other good and valuable consideration, the Parties agree as follows:

                            ARTICLE I

                           DEFINITIONS

    Certain capitalized terms used in this Agreement shall have the meanings ascribed thereto in Exhibit A attached hereto. References to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Unless the context otherwise requires, all references to "Sections," "Exhibits" and "Schedules" shall be deemed to refer to Sections within or Exhibits and Schedules to this Agreement. All Exhibits and Schedules to this Agreement are hereby incorporated herein. The word "including" shall mean including without limitation, and the word "or" shall not be limiting. Unless the context otherwise requires, any word used in the singular form shall be interpreted as including the plural form thereof, and vice versa, and any word used in one gender shall be interpreted as including the other gender, as necessary or appropriate. Any reference to facts or information "known" to a Party, or words having similar meaning, shall refer to the conscious awareness of information of the directors and those responsible officers and employees of such Party and its Subsidiaries charged with administrative or operational responsibility for such matters, and which is known or would be known to any one or more of them following reasonable investigation under the circumstances.

                            ARTICLE II

                            THE MERGER

     2.1 The Merger. At the Effective Time and subject to and upon the terms and conditions of this Agreement, the Articles of Merger attached hereto as Exhibit D (the "Certificate of
Merger") and the applicable provisions of the Pennsylvania
Business Corporation Law ("Pennsylvania Law") and Ohio General
Corporation Law ("Ohio Law"), Merger Sub shall be merged with and into Target, the separate corporate existence of Merger Sub shall cease and Target shall continue as the surviving corporation. Target as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving
Corporation." Notwithstanding the foregoing or any other provision of this Agreement, at any time prior to Closing, Acquiror shall have an option (the "Restructuring Option") to elect that, following the Merger, Target shall be merged with and into Merger Sub, the separate corporate existence of Target shall cease, and Merger Sub shall continue as the Surviving
Corporation, provided, however, that exercise of the Restructuring Option shall not have any adverse effect on (i) the amount of Merger Consideration payable to holders of Target
Common Stock, or (ii) the Tax consequences of the Merger to holders of Target Common Stock. In the event Acquiror effects the Restructuring Option prior to the Closing, (i) in lieu of the Certificate of Merger attached as Exhibit D, the Parties shall execute a Certificate of Merger (as required by and as defined in Ohio Law and Pennsylvania Law) to effect the Merger of Target into Merger Sub, such Certificate of Merger shall be deemed the "Certificate of Merger" for all purposes under this Agreement, (ii) all other provisions of this Agreement relating to the Surviving Corporation shall be deemed automatically amended to reflect the Restructuring Option to the extent necessary or appropriate, and (iii) the Merger Sub shall expressly assume (within the meaning of Treasury Regulation
Section 1.461-4(d)(5)(i)) any and all liabilities of Target arising out of Target's trade or business that Target, but for the economic performance requirements of Section 461(h) of the Code, would have been entitled to incur as of the Effective Time.

     2.2 Closing; Effective Time. The closing of the transactions contemplated hereby (the "Closing") shall take place on a date as soon as reasonably practicable after the satisfaction or waiver of each of the conditions set forth in
Article VII hereof or at such other date as the Parties agree (the "Closing Date"). The Closing shall take place at the offices of Bricker & Eckler LLP, 100 South Third Street, Columbus, Ohio 43215, or at such other location as the Parties agree. In connection with the Closing, the Parties shall cause the Merger to be consummated by filing the Certificate of Merger and any other required information with the Secretary of State of each of the States of Pennsylvania and Ohio (the time of such filing being the "Effective Time").

     2.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of Pennsylvania Law and Ohio Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Target and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Target and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

     2.4  Articles of Incorporation: Bylaws or Code of
Regulations.

           (a)  At the Effective Time, the Articles of
Incorporation of Target, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by Pennsylvania Law and the Surviving Corporation's Articles of Incorporation. Notwithstanding the foregoing, if Acquiror elects the Restructuring Option prior to the Closing, the Articles of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by Ohio Law and the Surviving Corporation's Articles of Incorporation; provided, however, that Article I of the Articles of Incorporation of the Surviving Corporation shall be amended to read as follows: "The name of the corporation is Old Guard Group, Inc."

          (b) The Bylaws of Target, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended in accordance therewith; provided, however, that if Acquiror elects the Restructuring Option prior to the Closing, the Code of Regulations of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Code of Regulations of the Surviving Corporation until thereafter amended in accordance therewith.

     2.5 Directors and Officers. At the Effective Time the directors of Target shall be the initial directors of the Surviving Corporation, until their respective successors are duly elected or appointed and qualified, subject to the effect of Section 7.3(j); provided, however, if Acquiror elects the Restructuring Option prior to the Closing, the directors of Merger Sub shall be the initial directors of the Surviving Corporation, until their respective successors are duly elected or appointed and qualified. The officers of Target shall be the initial officers of the Surviving Corporation, until their respective successors are duly elected or appointed and qualified.

     2.6  Conversion of Target Common Stock.

          (a) At the Effective Time, subject to Section 2.14, each share of common stock, no par value, of Target ("Target Common Stock"), issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares and any shares of Target Common Stock to be canceled pursuant to Section 2.13), will be canceled and extinguished and converted automatically into the right to receive cash in an amount equal to $12.00 per share, as such amount may be adjusted pursuant to the provisions of Section 2.9 (the "Merger Consideration").

          (b) On and after the Effective Time, holders of certificates (other than holders of Dissenting Shares) which immediately prior to the Effective Time represented outstanding shares of Target Common Stock (the "Certificates") shall cease to have any rights as stockholders of Target, except the right to receive the Merger Consideration for each such share of Target Common Stock held by them.

     2.7 Options and Target Stock Option Plans. All options, warrants or similar rights (including related stock appreciation rights, if any) (each an "Option") issued, awarded or granted pursuant to any plan, agreement or arrangement of Target or any of its Subsidiaries and entitling the holder thereof to purchase shares of Target Common Stock or any other capital stock of Target or any of its Subsidiaries (the "Target Stock Option Plans") shall be terminated at or prior to the Effective Time, either automatically pursuant to the terms thereof or by execution of an agreement referred to in this Section 2.7, and each holder of a terminated Option with an exercise price per share less than the Merger Consideration shall be entitled to receive, in consideration for the termination of such Option, an amount in cash (less applicable withholding Taxes) equal to the excess of the Merger Consideration over the exercise price per share for each Option so terminated. Each holder of a terminated Option with an exercise price per share greater than the Merger Consideration shall receive no consideration for termination thereof. The total consideration to be paid for the termination of all Options pursuant to this Section 2.7 is hereinafter referred to as the "Option Termination Consideration." At least five (5) business days prior to the Closing, (x) Target shall deliver to Acquiror agreements (in a form reasonably acceptable to Acquiror) executed by each director and officer of Target and any Subsidiary thereof holding an Option acknowledging that the payment made pursuant to this Section 2.7 is being made in full satisfaction of such Person's rights under the applicable Target Stock Option Plans and any Option awards granted thereunder, and (y) Target shall use commercially reasonable efforts to obtain executed agreements of the type described in clause (x) from each other holder of an Option to purchase shares of Target Common Stock
awarded under any Target Stock Option Plans.   At or immediately
prior to the Effective Time, Target shall pay, or cause to be paid, to each holder of a terminated Option with an exercise price less than the Merger Consideration, the Option Termination Consideration to which such holder is entitled to receive pursuant to such holder's agreement described in clauses (x) and
(y) above and this Section 2.7.

     2.8 Capital Stock of Merger Sub Converted. At the Effective Time, each share of common stock, no par value, of Merger Sub ("Merger Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into 300,000 shares of common stock, no par value, of the Surviving Corporation, such that the Surviving Corporation shall be a wholly owned subsidiary of Acquiror. On and after the Effective Time, holders of certificates which immediately prior to the Effective Time represented outstanding shares of Merger Sub Common Stock shall represent such number of shares of common stock of the Surviving Corporation, multiplied by 300,000. Notwithstanding the foregoing, if Acquiror elects the Restructuring Option prior to the Closing, each share of Merger Sub Common stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and be unaffected by the Merger, and each stock certificate of Merger Sub representing outstanding shares of Merger Sub Common Stock shall evidence ownership of such shares of common stock of the Surviving Corporation.

     2.9 Adjustments to Merger Consideration. The per share amount of the Merger Consideration specified in Section 2.6 shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Target Common Stock), reorganization, recapitalization or other like change with respect to Target Common Stock occurring after the date hereof and prior to the Effective Time.

     2.10 Cancellation of Target Common Stock Owned by Acquiror or Target. At the Effective Time, all shares of Target Common Stock owned by Target as treasury stock and each share of Target Common Stock owned by any direct or indirect wholly owned Subsidiary of Target immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

     2.11 Surrender of Certificates.

          (a)  Exchange Agent.  American Stock Transfer & Trust
Company, or such other bank or trust company selected by Acquiror and approved by Target (the approval of which shall not be unreasonably withheld by Target), shall act as exchange agent
(the "Exchange Agent") in the Merger.

          (b) Acquiror to Provide Cash. Promptly after the Effective Time, Acquiror shall deposit with the Exchange Agent sufficient cash to make all cash payments to be made pursuant to
Section 2.6. All deposits of cash with the Exchange Agent pursuant to this Section 2.11, together with any earnings thereon, are referred to as the "Exchange Fund." The Exchange Fund may be invested in short-term investment-grade debt instruments as directed by Acquiror and shall not be used for any purpose except as provided in this Agreement. Any risk of loss with respect to the Exchange Fund shall be borne by Acquiror.

          (c) Exchange Procedures. Promptly after the Effective Time, the Surviving Corporation shall cause to be mailed to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Target Common Stock (the "Certificates"),
(i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon receipt of the certificates by the Exchange Agent, and shall be in such form and have such other provisions as Acquiror may reasonably specify), and (ii) instructions for use in effecting the surrender of the Certificates in exchange for cash. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Acquiror, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other customary documents as may be reasonably required pursuant to such instructions, the holder of such Certificate (other than a holder of Dissenting Shares) shall be entitled to receive in exchange therefor the Merger Consideration to which such holder shall have become entitled pursuant to Section 2.6 and the Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates. Any interest or other income earned by the Exchange Fund shall be for the account of Acquiror. Subject to Pennsylvania Law and the provisions of this Agreement in the case of Dissenting Shares, until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Target Common Stock will be deemed from and after the Effective Time, for all corporate purposes, to evidence solely the right to receive, upon surrender of such Certificate, the Merger Consideration with respect to the shares of Target Common Stock represented thereby.

          (d) Failure of Target Stockholders to Deliver Certificates. Any portion of the Exchange Fund which remains unclaimed by holders of Target Common Stock for 60 days after the Effective Time shall be delivered to Acquiror, and the holders of Target Common Stock shall thereafter look only to Acquiror for payment of their claims for the Merger Consideration in respect of their shares of Target Common Stock. If any Certificates shall not have been surrendered prior to two years after the Effective Time (or immediately prior to such earlier date on which any payment in respect thereof would otherwise escheat or become the property of any governmental unit or agency), the payment in respect of such Certificates shall, to the extent permitted by applicable law, become the property of Acquiror, free and clear of all claims or interest of any Person previously entitled thereto.

          (e) No Liability. Notwithstanding anything to the contrary in this Agreement, neither the Exchange Agent, the Surviving Corporation, nor any other Party shall be liable to any Person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

          (f) Tax Withholding. Acquiror or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of a Certificate surrendered for the Merger Consideration such amount as Acquiror or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any provision of any state, local or foreign Tax law. To the extent that amounts are so deducted and withheld, such amounts shall be treated for all purposes of this Agreement as having been paid to the holder thereof.

     2.12 No Further Ownership Rights in Target Common Stock. All cash transmitted upon the surrender for exchange of shares of Target Common Stock in accordance with the terms hereof shall be deemed to have been given in full satisfaction of all rights pertaining to such shares of Target Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Target Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article II.

     2.13 Dissenting Shares.

          (a) Status of Dissenting Shares. Notwithstanding the provisions of Section 2.6 or any other provision of this Agreement to the contrary, shares of Target Common Stock that are issued and outstanding immediately prior to the Effective Time and are held by stockholders who have not voted such shares in favor of the Merger and the approval and adoption of this Agreement and who shall have properly demanded appraisal of such shares of Target Common Stock (the "Dissenting Shares") in accordance with Title 15, Article B, Chapter 19, Subchapter C,
Section 1930 of the Pennsylvania Law or any successor or replacement provision (the "Dissenters Rights Law") shall not be converted into the right to receive the Merger Consideration at or after the Effective Time, unless and until the holder of such Dissenting Shares shall have failed to perfect or shall have effectively withdrawn or lost such right to appraisal and payment under Pennsylvania Law. If a holder of Dissenting Shares shall have so failed to perfect or shall have effectively withdrawn or lost such right to appraisal and payment, then, as of the Effective Time or the occurrence of such event, whichever last occurs, such holder's Dissenting Shares shall be converted into and represent solely the right to receive the Merger Consideration, without any interest thereon, as provided in
Section 2.6.

          (b) Direction of Appraisal Proceedings. Target shall give Acquiror (i) prompt notice of any written demands for appraisal, withdrawals of demands for appraisal and any other instruments served pursuant to the Dissenters Rights Law which are received by Target, and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under Pennsylvania Law. Target will not voluntarily make any payment with respect to any demands for appraisal and will not, except with the prior written consent of Acquiror, settle or offer to settle any such demands.

     2.14 Lost, Stolen or Destroyed Certificates. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange therefor, upon the making of an affidavit of that fact by the holder thereof, the Merger Consideration with respect to the shares of Target Common Stock represented thereby as may be required pursuant to Section 2.6; provided, however, that Acquiror may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Acquiror, the Surviving Corporation or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

     2.15 Taking of Necessary Action: Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Target and Merger Sub, the officers and directors of Target and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

                           ARTICLE III

            REPRESENTATIONS AND WARRANTIES OF TARGET

     Target represents and warrants to Acquiror and Merger Sub that the statements in this Article III are true and correct, except as set forth in the disclosure schedule delivered by Target to Acquiror and Merger Sub as of this date and acknowledged by the Parties (the "Target Disclosure Schedule"). The mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The Target Disclosure Schedule is arranged in paragraphs corresponding to the lettered and numbered sections and schedules contained in or referred to in this Article III. The representations and warranties of Target contained in this Article III and elsewhere in this Agreement, or in the Target Disclosure Schedule or any other document delivered pursuant to or contemplated by this Agreement, shall not be affected or deemed waived by reason of the fact that Acquiror, Merger Sub and/or their representatives knew or should have known that any such representation or warranty is or might be untrue or inaccurate in any respect.

     3.1 Organization, Standing and Power. Target and each of Target's Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, has all requisite corporate power and authority to own properties and to carry on business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction where its ownership or leasing of property or the conduct of its business requires it to be so qualified, except where the failure to be so qualified would not have a Material Adverse Effect on Target. Each Target Subsidiary which is engaged in the business of insurance has valid and subsisting licenses to conduct the insurance business conducted by such Subsidiary.
All of Target's Subsidiaries are listed on Schedule 3.1, identifying thereon (with respect to each Subsidiary which is an insurance company) its state of domicile and the states in which it is licensed to conduct an insurance business. Except as disclosed on Schedule 3.1, Target does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest constituting in excess of five percent (5%) of the ownership in, any other corporation, partnership, joint venture or other business association or entity. Target has delivered to Acquiror a true and correct copy of the Articles of Incorporation, as amended (the "Articles of Incorporation") of Target, and the Bylaws, as amended (the "Bylaws") of Target, and the Articles of Incorporation and Bylaws or other organizational documents, as applicable, of each of its Subsidiaries, each as amended to date. Target is not in violation of any of the provisions of the Articles of Incorporation or Bylaws, and no such Subsidiary is in violation of any provisions of its equivalent organizational documents. Except as set forth in Schedule 3.1, Target owns beneficially and of record all outstanding shares of capital stock of each of its Subsidiaries, and all such shares of capital stock are duly authorized, validly issued, fully paid and nonassessable. All outstanding shares of capital stock of each such Subsidiary are owned by Target free and clear of any charge, mortgage, pledge, security interest, restriction, claim, lien, or encumbrance (collectively, "Liens"). Except as set forth on Schedule 3.1, there are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities, voting agreements or proxies, or other commitments or agreements of any character relating to the issued or unissued capital stock or other securities of any such Subsidiary, or otherwise obligating Target or any such Subsidiary to issue, transfer, sell, purchase, redeem or otherwise acquire any such securities.

     3.2 Capital Structure. The authorized capital stock of Target consists of 15,000,000 shares of Target Common Stock, with no par value, and 5,000,000 shares of preferred stock, with no par value. As of the close of business on April 30, 2000, 3,708,571 shares of Target Common Stock (excluding treasury shares) were issued and outstanding, no shares of preferred stock were issued or outstanding, and 548,756 shares of Target Common Stock were held in treasury. All outstanding shares of Target Common Stock are duly authorized, validly issued, fully paid and nonassessable and are free and clear of any Liens other than Liens created by or imposed upon the holders thereof, and are not subject to preemptive rights or rights of first refusal created by statute, the Articles of Incorporation or Bylaws of Target, or any agreement to which Target is a party or by which it is bound. Target has reserved 588,687 shares of Target Common Stock for issuance to employees, directors and certain insurance agents of Target's insurance company Subsidiaries pursuant to the Target Stock Option Plans and the Management Recognition Plan of Target dated August 19, 1997 (the "MRP"), of which 50,167 shares have been issued pursuant to valid Option exercises, 163,547 shares have been issued pursuant to valid MRP grants, and 231,515 shares remain subject to outstanding and unexercised Options under the Target Stock Option Plans, all of which Options shall become fully vested and available for exercise at or upon consummation of the Merger. All shares granted under the MRP have been issued and will automatically fully vest upon consummation of the Merger. Target has not issued or granted additional Options under the Target Stock Option Plans, and has not made additional grants under the MRP. Other than rights under this Agreement, the Target Option Agreement and the MRP, and other than Options outstanding under the Target Stock Option Plans in the amounts reserved for as set forth above, there are no other Options, commitments or agreements of any character to which Target is a party or by which it is bound obligating Target to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of capital stock of Target or obligating Target to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such Option, warrant, call, right, commitment or agreement. All issuances of securities by Target and its Subsidiaries, including all Target Common Stock, since their respective dates of incorporation complied with all applicable federal and state securities laws, and all registrations and filings required thereby have been timely made by or on behalf of the issuer thereof. Except as set forth on Schedule 3.2, there are no Contracts, commitments or understandings relating to the voting, purchase or sale of any capital stock of Target or any of its Subsidiaries (i) between or among Target and any of its stockholders or any third party, and (ii) to the best of Target's knowledge, between or among any of Target's stockholders or any third party. True and complete copies of all Target Stock Option Plans and the MRP, and all agreements and instruments relating to or issued thereunder, are listed on
Schedule 3.2 and have been provided to Acquiror. The Target Stock Option Plans and the MRP, such agreements and instruments relating to or issued thereunder, have not been amended, modified or supplemented, and there are no agreements to amend, modify or supplement such plans, agreements or instruments, in any case from the form made available to Acquiror. Schedule 3.2 includes a complete list of all holders of outstanding Options under the Target Stock Option Plans and a complete list of all grants under the MRP, including the number of shares of Target Common Stock subject to each such Option or MRP grant, the exercise or vesting schedule, the exercise price per share and the term of each such Option or grant.

     3.3 Authority. Target has all requisite corporate power and authority to enter into this Agreement and the Target Option Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Target Option Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Target, subject only to the approval of the Merger by Target's stockholders as contemplated by Section 7.1(a). Both this Agreement and the Target Option Agreement have been duly executed and delivered by Target and constitute valid and binding obligations of Target enforceable against Target in accordance with their terms, except as enforceability may be limited by bankruptcy and other laws affecting the rights and remedies of creditors generally and general principles of equity. Except as described on Schedule 3.3, the execution and delivery of this Agreement and the Target Option Agreement by Target do not or will not, as the case may be, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, amendment, cancellation or acceleration of any obligation or loss of any benefit under (i) any provision of the Articles of Incorporation or Bylaws of Target or equivalent organizational documents of any of Target's Subsidiaries, as amended, (ii) any Contract to which Target or any of its Subsidiaries is a party or by which any of them is bound, or (iii) any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Target or any of its Subsidiaries or any of their properties or assets, or to which Target or any of its Subsidiaries or any of their properties or assets is subject or bound or that give rise to any Lien, except where such conflict, violation, default, termination, cancellation or acceleration with respect to the foregoing provisions of (iii) would not have had and could not reasonably be expected to have a Material Adverse Effect on Target. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Target or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the Target Option Agreement, or the consummation of the transactions contemplated hereby and thereby, except for (i) the filing of the Certificate of Merger as provided in Section 2.2,
(ii) the filing with the SEC and the NASD of the Proxy Statement relating to the Target Stockholders Meeting, (iii) the approvals of each of the Pennsylvania Department of Insurance, the Delaware Department of Insurance and the Virginia Department of Insurance pursuant to each such jurisdiction's Form A statutes,
(iv) notifications (but not consents) required to be filed after the Effective Time with state insurance regulatory authorities pursuant to insurance holding company systems laws and regulations and state insurance licensing laws and regulations, and (v) such filings and approvals as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act").

     3.4 SEC Documents; Financial Statements. Target has provided to Acquiror a true and complete copy of each statement, report, registration statement (with the prospectus in the form filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the "Securities Act")), definitive proxy statement and other filings filed with the Securities and Exchange Commission ("SEC") by Target since January 1, 1997, and, prior to the Effective Time, Target will have made available promptly to Acquiror true and complete copies of any additional documents filed with the SEC by Target prior to the Effective Time, including the Form 10-Q for the fiscal quarter ended March 31, 2000, and the Target Proxy Statement (collectively, the "Target SEC Documents"). Target has provided to Acquiror all exhibits to the Target SEC Documents filed prior to the date hereof, and will promptly make available to Acquiror all exhibits to any additional Target SEC Documents filed prior to the Effective Time. All documents required to be filed as exhibits to the Target SEC Documents have been (or will be) so filed, and all material Contracts required to be filed as exhibits are in full force and effect, except those which have expired in accordance with their terms, and neither Target nor any of its Subsidiaries is in material default thereunder. Target has filed (and will file) each of the Target SEC Documents on a timely basis. As of their respective filing dates, the Target SEC Documents complied (or will comply) in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Securities Act, and none of the Target SEC Documents contained (or will contain) any untrue statement of a material fact or omitted (or will omit) to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Target has provided to Acquiror the audited financial statements, including the footnotes thereto, of Target and its Subsidiaries for the fiscal year ended December 31, 1999, and the related report of PriceWaterhouseCoopers thereon (the "Target 1999 Audited Statements"), included in Target's Form 10-K filing for the fiscal year ended December 31, 1999. Each of the financial statements of Target, including the notes thereto, included or to be included in the Target SEC Documents, including the Target 1999 Audited Statements (collectively, the "Target Financial Statements"), were (or will be when filed) complete and correct in all material respects as of their respective dates, in compliance as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as of their respective dates, and prepared in accordance with U.S. generally accepted accounting principles applied on a basis consistent throughout the periods indicated and consistent with each other ("GAAP") (except as may be indicated in the notes thereto or, in the case of unaudited statements included in any quarterly reports on Form 10-Q, as permitted by Form 10-Q promulgated by the SEC). The Target Financial Statements fairly present (or will fairly present) the consolidated financial condition, operating results, cash flows and changes in stockholders' equity of Target and its Subsidiaries at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments that were or are not material in amount). No financial statements of any Person other than Target's Subsidiaries are required by GAAP to be included in the consolidated financial statements of Target.

     3.5 Absence of Certain Changes. Since December 31, 1999 (the "Target Balance Sheet Date"), Target and its Subsidiaries have conducted their business in the ordinary course consistent with past practice and, except as set forth in Schedule 3.5, there has not occurred: (i) any change, event or condition (whether or not covered by insurance) that has resulted in, or might reasonably be expected to result in, a Material Adverse Effect on Target; (ii) any acquisition, sale or transfer of any material asset of Target or any of its Subsidiaries other than in the ordinary course of business and consistent with past practice; (iii) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Target or any revaluation by Target of any of its or any of its Subsidiaries' assets; (iv) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of Target, or any direct or indirect redemption, purchase or other acquisition by Target of any of its shares of capital stock; (v) any material Contract entered into by Target or any of its Subsidiaries, other than in the ordinary course of business and as provided to Acquiror, or any material amendment or termination of, or default under, any material Contract to which Target or any of its Subsidiaries is a party or by which it is bound; (vi) any amendment or change to the Articles of Incorporation or Bylaws of Target or organizational documents of any of its Subsidiaries; or (vii) any increase in or modification of the compensation, benefits or severance amounts payable or to become payable by Target or any of its Subsidiaries to any of their directors, employees or insurance agents (other than compensation and benefit increases made solely in the ordinary course of business, and other than entering into New Employment Agreements, Wavier Agreements and Option Cancellation Agreements as contemplated by Sections 5.3 and 5.4, respectively). Target and its Subsidiaries have not agreed since the Target Balance Sheet Date to do any of the things described in the preceding clauses (i) through (vii) and are not currently involved in any negotiations to do any of the things described in the preceding clauses (i) through (vii) (other than negotiations with Acquiror and its representatives regarding the transactions contemplated by this Agreement and the Target Option Agreement).

     3.6 Absence of Undisclosed Liabilities. Target and its Subsidiaries have no material obligations or liabilities of any nature (whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, and due or to become due), other than (i) those set forth or adequately provided for in the Balance Sheet included in the Target 1999 Audited Statements (the "Target Balance Sheet") or in the footnotes thereto, (ii) those incurred in the ordinary course of business since the Target Balance Sheet Date and consistent with past practice (only if such obligations or liabilities do not arise out of, result from or relate to any breach of contract, breach of warranty, tort, infringement or violation of law); and (iii) those incurred in connection with the execution of this Agreement.

     3.7  Litigation.

          (a) Except as set forth on Schedule 3.7(a), there is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any Governmental Entity, or to the knowledge of Target or any of its Subsidiaries threatened, against Target or any of its Subsidiaries or any of their respective properties or any of their respective officers or directors (in their capacities as such), except for policyholder claims in the ordinary course of business made under insurance policies issued by Target's Subsidiaries none of which (i) if determined adversely would have or could reasonably be expected to have a Material Adverse Effect on Target, or (ii) involves claims of bad faith, extra contractual claims, or claims giving rise to punitive damages (in each case, excluding any and all damages based on amounts recoverable under the terms of the applicable insurance policy). There is no agreement, judgment, injunction, decree or order against Target or any of its Subsidiaries, or, to the knowledge of Target and its Subsidiaries, any of their respective directors or officers (in their capacities as such), that would prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement, or that has or could reasonably be expected to have a Material Adverse Effect on Target. Neither Target nor any of its Subsidiaries has been advised by any Person that such Person is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such agreement, judgment, injunction, decree or order.

          (b) Except as described on Schedule 3.7(b), during the five year period prior to the date hereof there have been no civil, criminal or administrative proceedings or investigations to which Target or any of its Subsidiaries has been a party which sought (i) payment of any criminal or administrative fines or penalties by Target or any of its Subsidiaries or any employee thereof, whether in such Person's capacity as an employee of Target or any Target Subsidiary or otherwise, (ii) civil damages in excess of $250,000, or (iii) injunctive relief of any type or nature against Target or any of its Subsidiaries.

     3.8 Restrictions on Business Activities. There is no agreement, judgment, injunction, decree or order binding upon Target or any of its Subsidiaries which has or reasonably could be expected to have the effect of prohibiting or materially impairing any business practice of Target or any of its Subsidiaries, any acquisition of property by Target or any of its Subsidiaries or the conduct of business by Target or any of its Subsidiaries. Neither Target nor any of its Subsidiaries has been advised by any Person that such Person is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such agreement, judgment, injunction, decree or order.

     3.9  Insurance Licenses, Insurance Reports and Target
Authorizations.

     (a) Target and its Subsidiaries have all valid and subsisting insurance licenses required to conduct the insurance business conducted by each of them (the "Insurance Licenses"), and have timely filed all insurance reports, registrations and statements (together with the Annual Statements and Quarterly Statements referred to below, the "Insurance Reports"), required to be obtained by any of them from or filed with (i) the Pennsylvania Department of Insurance, (ii) the Delaware Department of Insurance, (iii) the Virginia Department of Insurance, or (iv) any other state or foreign insurance licensing authority (collectively, the "Insurance Authorities"). Copies of all Insurance Licenses applied for, issued to or held by Target's Subsidiaries are attached to Schedule 3.9. All Insurance Reports filed with any Insurance Authority by Target or its Subsidiaries complied in all material respects with the applicable statutes, rules and regulations enforced or promulgated by such Insurance Authority, and were true, correct and complete as so filed therewith. For each Subsidiary of Target that conducts an insurance business, the required annual statutory financial statements (including the notes thereto) (the "Annual Statements") and the statutory financial statements required to be filed on a quarterly basis (including the notes thereto) (the "Quarterly Statements") of each such Subsidiary are and, with respect to Annual Statements and Quarterly Statements required to be filed after the date hereof and prior to the Effective Time will be, prepared in conformity with accounting practices prescribed or permitted by the Insurance Authority of such Subsidiary's state of domicile ("SAAP") consistently applied, and present fairly (or will present fairly) the admitted assets, liabilities and capital and surplus of each such Subsidiary at the dates stated (or to be stated) therein on the basis of SAAP consistently applied. Copies of all such Annual Statements and Quarterly Statements which were required to be filed since January 1, 1996, have been (and, with respect to any such statements required to be filed after the date hereof and prior to the Effective Time, will be) provided to Acquiror.

          (b) Neither Target nor any of its Subsidiaries has received any approvals from any Insurance Authority to engage in, within the last three fiscal years has engaged in, or has sought or plans to seek any approval to engage in, any "permitted practices" in the preparation, submission or filing of any Insurance Reports which deviate from SAAP as prescribed by any such Insurance Authority.

          (c) Target and each of its Subsidiaries has obtained from each Governmental Entity (other than Insurance Authorities) all other consents, licenses, permits, grants and other authorizations (i) pursuant to which Target or any of its Subsidiaries operates or holds any interest in any of its properties, or (ii) that is required for the operation of its business or the holding of any such interest other than its conduct of the business of insurance (sub-items (i) and (ii) herein, together with the Insurance Licenses, are collectively referred to as the "Target Authorizations"). Each of the Target Authorizations is in full force and effect and will not be revoked or otherwise adversely affected by the Merger, except as set forth on Schedule 3.9.

          (d) During the three (3) years prior to the date hereof, each Target Subsidiary which conducts an insurance business (a) has not had its license or qualification to conduct insurance business in any jurisdiction revoked or suspended or been involved in a proceeding to revoke or suspend such license or qualification, nor to the best knowledge of Target and its Subsidiaries has any investigation been conducted, or is pending, in any such jurisdiction with a view to revocation or suspension of any such license, and (b) has complied in all material respects with all laws, regulations and orders of Insurance Authorities applicable to its businesses and the present use of its properties, and the business conducted by it, and does not violate in any material respect any such laws, regulations or orders.

     3.10 Title to Property. Target and its Subsidiaries have good and valid title to all of their respective properties, interests in properties and assets, real and personal, reflected in the Target Balance Sheet or acquired after the Target Balance Sheet Date (except properties, interests in properties and assets sold or otherwise disposed of since the Target Balance Sheet Date in the ordinary course of business, none of which were material in nature or amount), or in the case of leased properties and assets, valid leasehold interests in properties or assets used in the business of Target and its Subsidiaries, free and clear of all Liens of any kind or character, except (i) Liens for current Taxes not yet due and payable, (ii) such imperfections of title, Liens and easements as do not and will not materially detract from or interfere with the current or proposed use of the properties subject thereto or affected thereby, or otherwise materially impair current or proposed business operations involving such properties, and (iii) Liens securing debt which is fully reflected on the Target Balance Sheet and the notes thereto. The plant, property and equipment of Target and its Subsidiaries used in their business operations are in good operating condition and repair, ordinary wear and tear excepted. All properties used in the business operations of Target and its Subsidiaries are reflected in the Target Balance Sheet to the extent GAAP requires the same to be reflected thereon. Schedule 3.10 identifies (i) each parcel of real property owned or leased by Target or any of its Subsidiaries, (ii) any items of personal property of Target or any of its Subsidiaries utilized by its insurance agents or other third parties under any lease or bailment requiring annual payments in excess of $10,000 per lease or bailment, and (iii) copies of all leases of real property with affiliates of Target.

     3.11  Intellectual Property.

          (a) Target and its Subsidiaries own, free and clear of all Liens, or are licensed or otherwise possess legally enforceable rights to use, all patents, trademarks, trade names, service marks, domain names, copyrights, maskworks, net lists, schematics, technology, knowhow, trade secrets, inventory, ideas, algorithms, processes, computer software programs or applications, and all other tangible or intangible proprietary information or material (collectively, "Intellectual Property") used in the business of Target or its Subsidiaries. Target or its Subsidiaries own and possess source code for all software owned by Target or its Subsidiaries and own or have valid licenses and possess source code for all products, to the extent that they contain software, distributed and presently supported by Target or its Subsidiaries. Target and its Subsidiaries have not (i) licensed any of their Intellectual Property in source code form to any Person, or (ii) entered into any exclusive Contracts relating to their Intellectual Property.

          (b) Schedule 3.11 lists (i) all patents and patent applications, all registered and material unregistered trademarks, domain names, trade names and service marks, and all registered copyrights and maskworks included in the Intellectual Property, including the jurisdictions in which each such Intellectual Property right has been issued or registered or in which any application for such issuance and registration has been filed, (ii) all licenses, sublicenses and other Contracts as to which Target or any of its Subsidiaries is a party and pursuant to which any Person is authorized to use any Intellectual Property, and (iii) all licenses, sublicenses and other Contracts as to which Target or any of its Subsidiaries is a party and pursuant to which Target or any of its Subsidiaries is authorized to use any third party patents, trademarks, copyrights, trade secrets or other proprietary right, including software ("Third Party Intellectual Property Rights") used in the business of Target or any of its Subsidiaries or are incorporated in, are, or form a part of any of Target's or any of its Subsidiaries' products or services.

          (c) To the knowledge of Target and its Subsidiaries, there is no and has been no unauthorized use, disclosure, infringement or misappropriation of any Intellectual Property rights of Target or any of its Subsidiaries, or any Third Party Intellectual Property Right of any third party to the extent licensed by or through Target or any of its Subsidiaries, by any Person, including any employee or former employee of Target or any of its Subsidiaries. Neither Target nor any of its Subsidiaries has entered into any Contract to indemnify any other Person against any charge of infringement of any Intellectual Property, other than indemnification provisions contained in purchase orders or licensing agreements entered into in the ordinary course of business.

          (d) Neither Target nor any of its Subsidiaries is, nor will any of them be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in breach of any license, sublicense or other Contract relating to the Intellectual Property or Third Party Intellectual Property Rights, and no such license or sublicense shall be terminated or terminable by any other party thereto (with or without notice or penalty) as a result of the transactions contemplated by this Agreement.

          (e) All patents, trademarks, trade names, service marks, domain names and copyrights held by Target or any of its Subsidiaries are valid and subsisting. Neither Target nor any of its Subsidiaries (i) has received a claim or been sued in any suit, action or proceeding which involves a claim of infringement of any patents, trademarks, trade names, service marks, domain names, copyrights or violation of any trade secret or other proprietary right of any third party, or (ii) has brought any action, suit or proceeding for infringement of Intellectual Property or breach of any license or Contract involving Intellectual Property against any third party. The operation of the business of Target and its Subsidiaries, and the use, marketing, licensing, lease or sale of the products and services of Target and its Subsidiaries, does not infringe any patent, trademark, trade name, service mark, domain name, copyright, trade secret or other proprietary right of any third party.

          (f) Target and its Subsidiaries have obtained valid written assignments from any consultants and employees who contributed to the creation or development of Intellectual Property of all such Persons' rights to such contributions that Target or its Subsidiaries do not already own by operation of law.

          (g) Target and its Subsidiaries have taken all necessary steps to protect and preserve the confidentiality of all Intellectual Property not otherwise protected by patents, patent applications or copyright ("Confidential Information"). All use or disclosure of Confidential Information owned by Target or its Subsidiaries by or to a third party has been pursuant to the terms of a written Contract between Target or its Subsidiaries and such third party. All use or receipt of Confidential Information not owned by Target or its Subsidiaries has been pursuant to the terms of a written Contract between Target or its Subsidiaries and the owner of such Confidential Information, or is otherwise lawful.

     3.12 Environmental Matters.  Except as set forth on
Schedule 3.12, (i) to the best of Target's knowledge no methylene chloride or asbestos is contained in or has been used at or released from the Facilities in violation of Environmental and Safety Laws; (ii) all Hazardous Materials and wastes have been disposed of in accordance with all Environmental and Safety Laws in all material respects; (iii) Target and its Subsidiaries have received no notice (verbal or written) of any noncompliance of the Facilities or its past or present operations with Environmental and Safety Laws; (iv) no notices, administrative actions or suits are pending or, to Target's knowledge, threatened relating to any material violation of any Environmental and Safety Laws; (v) neither Target nor any of its Subsidiaries is a potentially responsible party under the federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), or similar state statute, arising out of events occurring prior to the Effective Time; (vi) to the best of Target's knowledge, there have not been in the past, and are not now, any Hazardous Materials on, under or migrating to or from the Facilities or Property; (vii) there have not been in the past, and are not now, any underground tanks or underground improvements at, on or under the Property including without limitation, treatment or storage tanks, sumps, or water, gas or oil wells; (viii) there are no polychlorinated biphenyls ("PCBs") deposited, stored, disposed of or located on the Property or Facilities or any equipment on the Property containing PCBs at levels in excess of 50 parts per million;
(ix) there is no formaldehyde on the Property or in the Facilities, nor any insulating material containing urea formaldehyde in the Facilities; (x) the Facilities and Target's and its Subsidiaries' uses and activities therein have at all times complied with all Environmental and Safety Laws in all material respects; and (xi) Target and its Subsidiaries have all material permits and licenses required to be issued under Environmental and Safety Laws and are in material compliance with the terms and conditions of each such permit and license.

     3.13 Taxes. Target and its Subsidiaries, and any consolidated, combined, unitary or aggregate group for Tax purposes of which Target or any of its Subsidiaries is or has been a member, have timely filed all Tax Returns required to be filed by them and have paid (or withheld and paid) all Taxes owed by (or required to be withheld and paid by) Target and its Subsidiaries (whether or not shown on any Tax Return), unless appropriately contested thereby and accrued in the balance sheet contained in the Target 1999 Audited Statements. All such Tax Returns are complete and accurate in all respects and properly reflect the Taxes of Target and its Subsidiaries for the periods covered thereby. Target has provided adequate accruals in accordance with GAAP in the Target Financial Statements for any Taxes that were not paid as of the date of such financial statements, whether or not shown as being due on any Tax Return. Target and its Subsidiaries are not delinquent in the payment of any Tax, assessment or similar governmental charge. Neither Target nor any of its Subsidiaries has received any notice that any Tax deficiency has been asserted against Target or any of its Subsidiaries, and there is no threat of such assertion. There is no unpaid assessment, proposal for additional Taxes, deficiency or delinquency in the payment of any Tax that could be asserted by any Tax Authority. Neither Target nor any of its Subsidiaries has violated any applicable federal, state, local or foreign Tax law in any respect. Except as disclosed in the SEC Documents and the Target 1999 Audited Statements, (i) no claim for Taxes has become a Lien against the property of Target or any of its Subsidiaries or is being asserted against Target or any of its Subsidiaries, (ii) no action, suit, proceeding, investigation, claim or audit has formally commenced and no written notification has been given that such audit or other proceeding is pending or threatened with respect to Target or any of its Subsidiaries in respect of any Tax, (iii) no extension or waiver of the statute of limitations on the assessment or collection of any Tax has been granted by Target or any of its Subsidiaries and is currently in effect, and (iv) there is no agreement, Contract or arrangement to which Target or any of its Subsidiaries is a party that may result in the payment of any amount that would not be deductible by reason of
Section 280G, 162 or 404 of the Code. Target has not been and will not be required to include any adjustment in Taxable income for any Tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Merger. Except as set forth on Schedule 3.13, neither Target nor any of its Subsidiaries is a party to any tax sharing or tax allocation agreement, nor does Target or any of its Subsidiaries owe any amount under any such agreement. No consent to the application of Section 341(f)(2) of the Code has been filed with respect to Target or any of its Subsidiaries. All Taxes that Target or any of its Subsidiaries is or was required to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity, Tax Authority or other Person. Target and its Subsidiaries will not be required to include any amount in Taxable income for any Taxable period (or portion thereof) ending after the Closing Date as a result of a change in the method of accounting for a Taxable period ending prior to the Closing Date, any "closing agreement" as described in Section 7121 of the Code (or any corresponding provision of state, local, or foreign tax laws) entered into prior to the Closing Date, any sale reported on the installment method that occurred prior to the Closing Date, or any Taxable income from "excess loss accounts" or "intercompany transactions" as defined in the Code or the applicable Treasury Regulations (or any corresponding provision of state, local or foreign tax laws). The United States federal, state and foreign Tax Returns of Target and its Subsidiaries have been audited by the IRS or relevant state or foreign Tax Authorities or are closed by the applicable statute of limitations for all taxable years set forth on Schedule 3.13. Schedule 3.13 sets forth a reasonably detailed description of the nature of any pending audit relating to Taxes. No claim has been made by a Tax Authority in any jurisdiction in which Target or any of its Subsidiaries does not file Tax Returns that Target or any of its Subsidiaries is required to file Tax Returns in such jurisdiction and, to the knowledge of Target and its Subsidiaries, no Tax Authority could reasonably make any such claim.

     3.14  Employee Benefit Plans.

          (a) Schedule 3.14 lists (i) all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and related trusts which are maintained or contributed to by Target or any of its Subsidiaries or with respect to which Target or any of its Subsidiaries has any liability or obligation to contribute,
(ii) each loan to a non-officer employee or former employee of Target or any of its Subsidiaries, loans to officers and directors of Target or any of its Subsidiaries and any stock option, stock purchase, phantom stock, stock appreciation right, severance, sabbatical, employee relocation, cafeteria benefit (Code Section 125) or dependent care (Code Section 129), or accident insurance plans, programs or arrangements benefiting employees or former employees of Target or any of its Subsidiaries, (iii) all bonus, profit sharing, savings, deferred compensation or incentive plans, programs or arrangements benefiting employees or former employees of Target or any of its Subsidiaries, (iv) other fringe or employee benefit plans, programs or arrangements that apply to management and other employees of Target or any of its Subsidiaries, and (v) any current or former employment or executive compensation or severance agreements, written or otherwise, as to which unsatisfied obligations of Target or any of its Subsidiaries of greater than $25,000 remain for the benefit of, or relating to, any present or former employee, consultant or director of Target or any of its Subsidiaries (together, the "Target Employee Plans").

          (b) Target has furnished to Acquiror a copy of each of the Target Employee Plans and related plan documents (including trust documents, insurance policies or contracts with third party administrators, actuaries, investment managers, consultants and all independent contractors related to such Target Employee Plans, employee booklets, employment manuals, policy manuals, summary plan descriptions and other authorizing documents, and any material employee communications relating thereto), the most recent actuarial report, where applicable, and has, with respect to each Target Employee Plan which is subject to ERISA reporting requirements, provided copies of the Form 5500 reports filed for the last three plan years. Any Target Employee Plan intended to be qualified under Section 401(a) of the Code has either obtained from the Internal Revenue Service a favorable determination letter as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has applied to the Internal Revenue Service for such a determination letter prior to the expiration of the requisite period under applicable Treasury Regulations or Internal Revenue Service pronouncements in which to apply for such determination letter and to make any amendments necessary to obtain a favorable determination. Target has furnished Acquiror with the most recent Internal Revenue Service determination letter issued with respect to each such Target Employee Plan, and nothing has occurred since the issuance of each such letter which would reasonably be expected to cause the loss of the tax qualified status of any Target Employee Plan subject to Code Section 401(a). Target has furnished Acquiror with all registration statements and prospectuses prepared in connection with each Target Employee Plan.

          (c) (i) No Target Employee Plan promises or provides retiree medical or other retiree welfare benefits to any Person, except as required by applicable law; (ii) there has been no "prohibited transaction," as such term is defined in Section 406 of ERISA and Section 4975 of the Code, with respect to any Target Employee Plan; (iii) each Target Employee Plan has been administered in accordance with its terms and in compliance with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code), and Target and each of its Subsidiaries have performed all obligations required to be performed by them under, are not in any material respect in default under or violation of, and have no knowledge of any default or violation by any other party to, and are otherwise in full compliance with ERISA, the Code and other applicable laws with respect to any of the Target Employee Plans; (iv) neither Target nor any of its Subsidiaries is subject to any liability or penalty under Sections 4971 through 4980E of the Code or Title I of ERISA with respect to any of the Target Employee Plans; (v) all contributions required to be made by Target or any of its Subsidiaries to any Target Employee Plan have been made on or before their due dates and the full amount required has been accrued for contributions to each Target Employee Plan for the current plan years; (vi) with respect to each Target Employee Plan, no "reportable event" within the meaning of
Section 4043 of ERISA (excluding any such event for which the thirty (30) day notice requirement has been waived under the regulations to Section 4043 of ERISA) nor any event described in
Section 4062, 4063 or 4041 of ERISA has occurred; (vii) no Target Employee Plan is covered by, and neither Target nor any of its Subsidiaries nor any trade or business (whether or not incorporated) which is, or at any time within the six-year period preceding the date of this Agreement, was treated as a single employer with Target (an "ERISA Affiliate") within the meaning of Section 414(b), (c), (n) or (o) of the Code, maintains or contributes to or at any time within the six-year period preceding the date of this Agreement maintained or contributed to or had an obligation to contribute to any employee benefit plan covered by or has incurred or expects to incur any liability under Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code; (viii) each Target Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to Acquiror and without any additional accrual on the books of Target or any of its Subsidiaries; and
(ix) no Target Employee Plan promises or provides benefits to any of Target's or its Subsidiaries' independent contractors or subcontractors. With respect to each Target Employee Plan subject to ERISA as either an employee pension plan within the meaning of Section 3(2) of ERISA or an employee welfare benefit plan within the meaning of Section 3(1) of ERISA, Target has prepared in good faith and timely filed all requisite governmental reports (which were true and correct in all material respects as of the date filed) and has properly and timely filed and distributed or posted all notices and reports to employees required to be filed, distributed or posted with respect to each such Target Employee Plan. No suit, administrative proceeding, action or other litigation has been brought, or to the knowledge of Target or its Subsidiaries is threatened, against or with respect to any such Target Employee Plan, including any audit or inquiry by the IRS or United States Department of Labor. No payment or benefit which will or may be made by Target or any of its Subsidiaries to any employee will be characterized as an "excess parachute payment" within the meaning of Section 280G(b)(1) of the Code.

          (d) The consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or other service provider of Target, any of its Subsidiaries or any other ERISA Affiliate to severance benefits or any other payment, except as expressly provided in this Agreement, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or service provider.

          (e)  There has been no amendment to, written
interpretation or announcement (whether or not written) by Target or any of its Subsidiaries relating to, or change in participation or coverage under, any Target Employee Plan which would materially increase the expense of maintaining such Plan above the level of expense incurred with respect to that Plan as reflected in the Target Financial Statements for the most recently completed fiscal year.

          (f) Target's Employee Stock Ownership Plan (the "ESOP") is an "employee stock ownership plan" within the meaning of Section 4985(e)(7) of the Code and is qualified under Section 401(a) of the Code. The ESOP has been duly constituted in accordance with the Trust Agreement dated as of January 1, 1997, as amended (the "Trust Agreement"), by and between Target and Bank of Lancaster, N. A. (the "Trustee"), is validly existing and is Tax-exempt under Section 501(a) of the Code. Since January 1, 1997, the ESOP has been operated in substantial compliance with terms of the Trust Agreement and the requirements of ERISA and the Code, and no Person or Governmental Entity has made any claim or assertion to the contrary, and no basis exists for any such claim or assertion. The ESOP has the requisite power and authority to own its properties and assets. The execution, delivery and performance of this Agreement by Target will not involve any transaction which is subject to the prohibitions of Section 406 of ERISA for which there is no exemption and will not otherwise constitute a violation by the ESOP of, or give rise to any liability under, any other provision of Title I of ERISA or Section 4975 of the Code.

     3.15 Certain Agreements Affected by the Merger. Except as set forth on Schedule 3.15, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director or employee of Target or any of its Subsidiaries, (ii) materially increase any benefits otherwise payable by Target, or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

     3.16 Employees and Insurance Agents.

          (a) Schedule 3.16 sets forth (i) information regarding (including copies of Contracts with) all managing general agents with underwriting authority on behalf of Target's Subsidiaries, and (ii) names, annual rates of salary, bonus, profit-sharing, incentive compensation, employee benefits and other material compensation of all present officers, directors, employees, agents (including insurance agents) and independent contractors of Target and its Subsidiaries (other than employees of Target or its Subsidiaries with aggregate compensation of less than $40,000 reported on their 1999 Forms W-2 as reported to the Internal Revenue Service). Schedule 3.16 also sets forth all loans and advances (other than routine travel advances to be repaid or formally accounted for within thirty days and reflected on the books of Target) made by Target or any of its Subsidiaries to employees or agents (including insurance agents) since the Target Balance Sheet Date. Target and its Subsidiaries are in compliance in all material respects with all applicable laws and regulations respecting employment, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices, and is not engaged in any unfair labor practice. Target and its Subsidiaries have withheld all amounts required by law or by Contract to be withheld from the wages, salaries and other payments to employees; and are not liable for any arrears of wages or any Taxes or any penalty for failure to comply with any of the foregoing. Target and its Subsidiaries are not liable for any material payment to any trust or other fund or to any Governmental Entity with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending claims against Target or any of its Subsidiaries for any material amounts under any workers compensation plan or policy or for long term disability.
Neither Target nor any of its Subsidiaries has any obligations under COBRA with respect to any former employees or qualifying beneficiaries thereunder, except for obligations that are not material in amount. There are no controversies pending or, to the knowledge of Target or any Subsidiary, threatened, between Target or any of its Subsidiaries and any of their respective employees, which controversies have or would reasonably be expected to result in an action, suit, proceeding, claim, arbitration or investigation by or before any Governmental Entity. Neither Target nor any of its Subsidiaries is a party to any collective bargaining agreement or other labor union contract, nor does Target or any of its Subsidiaries have knowledge of any activities or proceedings of any labor union to organize any such employees. To the knowledge of Target and its Subsidiaries, no employees of Target or any of its Subsidiaries are in material violation of any term of an employment contract, patent disclosure agreement, noncompetition agreement, or restrictive covenant to a former employer relating to the right of any such employee to be employed by Target or any of its Subsidiaries because of the nature of the business conduced or presently proposed to be conducted by Target or any of its Subsidiaries or to the use of trade secrets or proprietary information of others.

          (b) Target and its Subsidiaries conduct their insurance business solely through the American independent agency system, and none of them is engaged in any direct sales of insurance products to customers by way of the internet or any other direct-writing distribution arrangement. Target's relationships with its independent agents can reasonably be characterized as good, and no agent (or group of agents) which accounted for more than one percent (1%) of the insurance premium of Target and its Subsidiaries during the fiscal year ended December 31, 1999, has indicated that it will discontinue or materially decrease its level of business written with any of Target's Subsidiaries, whether as a result of the Merger or otherwise, and neither Target nor any of its Subsidiaries has any reason to believe that any such agent will discontinue or materially decrease its business written with Target's Subsidiaries. Schedule 3.16 identifies each managing general agent engaged by any Target Subsidiary in its business of insurance and the nature of the business relationship therewith.

     3.17 Interested Party Transactions. Except as disclosed in the Target SEC Documents, (i) neither Target nor any of its Subsidiaries is indebted to any director or officer of Target or any of its Subsidiaries (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses),
(ii) no such Person is indebted to Target or any of its Subsidiaries, and (iii) there are no other transactions of the type required to be disclosed pursuant to Items 402 and 404 of Regulation S-K under the Securities Act and the Exchange Act.

     3.18 Insurance. Schedule 3.18 lists all insurance policies owned or held by Target and its Subsidiaries. All such insurance policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the date hereof have been paid to the extent due and no notice of cancellation or termination has been received with respect to any such policy. No insurance policy required to be listed on
Schedule 3.18 shall be cancelable, terminable, or subject to renegotiation as to terms or coverage by the issuer thereof as a result of the consummation of the Merger or the other transactions contemplated by this Agreement.

     3.19 Books and Records. The books of account of Target and its Subsidiaries reflect all material items of income and expense and all material assets, liabilities and accruals, and are prepared and maintained in form and substance adequate for preparing audited financial statements in accordance with GAAP and in accordance with SAAP as prescribed or permitted by the Pennsylvania, Delaware and Virginia Departments of Insurance. The minute books of Target and its Subsidiaries have been provided to Acquiror and contain complete and accurate summaries of all meetings of directors and stockholders or actions by written consent since the time of incorporation of Target and its respective Subsidiaries through the date of this Agreement, and reflect all transactions referred to in such minutes accurately in all material respects. Such minutes or consents have not been rescinded or amended except as reflected in such minute books.

     3.20 Complete Copies of Materials. Target has delivered true and complete copies of each document that has been requested by Acquiror, its counsel and its accountants in connection with their business, legal and accounting review of Target and its Subsidiaries.

     3.21 Brokers' and Finders' Fees. Except for payment obligations to Cochran, Caronia & Co. to be paid by Target as set forth in an engagement letter, a true and complete copy of which has been made available to Acquiror, Target and its Subsidiaries have not incurred, nor will they incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     3.22 Proxy Statement. The information supplied by Target for inclusion in the proxy statement to be sent to the stockholders of Target in connection with the meeting of Target's stockholders to consider the Merger (the "Target Stockholders Meeting") (such proxy statement as amended or supplemented is referred to herein as the "Proxy Statement") shall comply in all material respects with the requirements of the Exchange Act and shall not, on the date the Proxy Statement is first mailed to Target's stockholders, at the time of the Target Stockholders Meeting or at the Effective Time, contain any statement which, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Target Stockholders Meeting which has become false or misleading. If at any time prior to the Effective Time any event or information is discovered by Target which should be set forth in a supplement to the Proxy Statement, Target shall promptly inform Acquiror and Merger Sub. Notwithstanding the foregoing, Target makes no representation, warranty or covenant with respect to any information supplied by Acquiror or Merger Sub which is contained in any of the foregoing documents.

     3.23 Opinion of Financial Advisor. Target has been advised in writing by its financial advisor, Cochran Caronia & Co., that in such advisor's opinion, as of the date of this Agreement that the consideration to be received by the stockholders of Target in the Merger is fair, from a financial point of view, to the stockholders of Target.

     3.24 Vote Required. The affirmative vote of the holders of a majority of the shares of Target Common Stock, as determined as of the record date set for the Target Stockholders Meeting, voting in person or by proxy at such meeting at which a quorum is present and acting throughout, is the only vote of the holders of any of Target's capital stock necessary to approve this Agreement and the transactions contemplated hereby.

     3.25 Board Approval.  The Board of Directors of Target has
(i) approved this Agreement and the Merger, (ii) determined that the Merger is in the best interests of Target, and (iii) recommended that the stockholders of Target approve this Agreement and consummation of the Merger.

     3.26 Voting Agreement; Irrevocable Proxies.  All of the
Selected Stockholders listed on Schedule 3.26 have agreed in writing to vote for approval of the Merger pursuant to the Voting Agreement.

     3.27 Certain Laws and Rights Not Applicable. The Board of Directors of Target has taken all actions so that the restrictions contained in Pennsylvania Law applicable to a combination or majority share acquisition (as determined thereunder) will not apply to the execution, delivery or performance of this Agreement, the Target Option Agreement, the Voting Agreement, the consummation of the Merger, or the other transactions contemplated by this Agreement, the Target Option Agreement or the Voting Agreement. No rights or obligations of any Person (including Target or Target's stockholders) under the Rights Agreement dated as of February 9, 1999, between Target and American Stock Transfer & Trust Company, as amended (the "Rights Plan"), will be triggered or created by the Parties entering into this Agreement and the Target Option Agreement, or by consummating the Merger.

     3.28 Agreements. Schedule 3.28 contains a true and complete list of all oral and written Contracts to which Target or any of its Subsidiaries is a party or by which any of their properties or assets may be bound and which (a) involve obligations by any party thereto in excess of $25,000; (b) contain any provision or option relating to the sale by Target or any of its Subsidiaries of any business or material assets; or (c) are Contracts to which any Governmental Entity is a party; provided, that notwithstanding the foregoing provisions of this Section 3.28, the Target Disclosure Schedule need not list, and for such purpose the term "Contracts" shall not include, agreements for which the obligations of the parties thereto have been completely fulfilled. All Contracts required to be disclosed on Schedule 3.28 were entered into by Target or its Subsidiaries in the ordinary course of business (except as otherwise indicated thereon), are valid and binding and in full force and effect against Target or any Subsidiary of Target that is a party thereto and each of the other parties thereto, and there exists no material breach or default by Target or any of its Subsidiaries that is a party thereto or any claim of such a breach or default, or any event which, with notice or lapse of time or both, would constitute a material breach or default by Target or any of its Subsidiaries that is a party thereto or by any other party thereto. Except as set forth on Schedule 3.28, the execution, delivery and performance of this Agreement will not cause or result in a breach or default, or result in termination or modification, with or without notice or consent, of any Contract required to be disclosed on Schedule 3.28. Target has provided to Acquiror true and complete copies, including amendments, modifications and assignments relating thereto, of all such written Contracts and true and correct summaries of all such oral Contracts.

     3.29 Projections. The financial projections of Target dated as of April 14, 2000, which were prepared for and submitted to A. M. Best and have been furnished to Acquiror and Merger Sub, were prepared in good faith and with reasonable care based on reasonable assumptions and, at the time such projections and information were provided, in the reasonable business judgment of Target constitute reasonably attainable estimates of potential future operating results, in each instance subject to the assumptions set forth therein.

     3.20 Certain Acts. Neither Target nor any of its Subsidiaries nor any of their former or current officers, directors, employees, agents or representatives, has, directly or indirectly, (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment to any Person, private or public, regardless of form, whether in money, property or services (i) to obtain favorable treatment in securing and maintaining business or any Target Authorizations,
(ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of Target or any of its Subsidiaries or Affiliates, or (iv) in violation of any laws, or (b) established or maintained any fund or asset that has not been recorded in the books and records of Target.

     3.31 Banking Information. Schedule 3.31 contains a list of all bank accounts, custodial accounts and credit facilities and authorized signatories on bank accounts, custodial accounts and credit facilities of Target and its Subsidiaries. No Person other than as listed on Schedule 3.31 is authorized to withdraw any funds on such bank accounts or custodial accounts or to draw down on such credit facilities.

     3.32 Loss Reserves. Target has provided to Acquiror its independent actuary's opinion and analysis of the loss reserves of Target and its Subsidiaries as of September 30, 1999, and will provide its independent actuary's opinion and analysis of such loss reserves as of December 31, 1999, and as of March 31, 2000, as soon as available prior to the Effective Time. All statistical and other data to be described in the letter from Target to Acquiror dated as of a date which shall be the earlier to occur of (i) 60 days after the date hereof, or (ii) five business days prior to the Closing, which information constituted all material information provided to Target's actuaries in connection with the preparation of its reports with respect to the September 30, 1999, December 31, 1999, and March 31, 2000, loss reserve analyses of Target and its Subsidiaries, will be true, correct and complete in all material respects as of such dates. From the Target Balance Sheet Date through the Closing Date, Target and its Subsidiaries have reserved and will continue to reserve against losses in a manner consistent with past practice.

     3.33 Insurance Policies; Reinsurance.

          (a) Schedule 3.33 contains a true and complete list of all types of insurance policies issued by Target's Subsidiaries in any jurisdiction. Target has made available to Acquiror true and complete copies of all forms of insurance policies of Target's Subsidiaries together with all forms of endorsements thereto (other than policies or endorsements issued on forms prepared by the Insurance Services Office).

          (b) Schedule 3.33 contains a true and complete list of all reinsurance agreements to which Target or any of its Subsidiaries is a party and to which any of them has been a party since January 1, 1995. Copies of all such reinsurance agreements have been made available to Acquiror. The consummation of the Merger will not adversely affect, limit or terminate the continuing obligations of reinsurers under such reinsurance agreements.

          (c) Except as disclosed on Schedule 3.33, to the knowledge of Target and its Subsidiaries (i) no material default of any party under any reinsurance agreement required to be listed on Schedule 3.33 has occurred and no basis exists for the declaration of any default or termination right thereunder, except for agreements which, prior to the Closing, have or will have expired by their terms, and (ii) each party to any reinsurance agreement required to be listed on Schedule 3.33 was, at the date such reinsurance agreement was executed and delivered, solvent and financially capable of fulfilling its obligations to Target or its Subsidiaries thereunder.

     3.34 Data Processing Matters. Except as otherwise set forth on Schedule 3.34:

          (a) Target and its Subsidiaries do not have any of their respective records, systems, controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of Target and its Subsidiaries.

          (b) Target and its Subsidiaries own, lease or license certain computer equipment, associated peripheral devices, and related operating and application systems and other software utilized in connection with their business and operations (collectively, the "Data Processing Systems"). Target and its Subsidiaries have not been advised by any consultant or other third party that the Data Processing Systems do not adequately meet the data processing needs of Target and its Subsidiaries and their operations as presently conducted in any material respect.

          (c)  Target and its Subsidiaries have taken
appropriate action by instruction, agreement or otherwise with its employees or other Persons permitted access to system application programs and data files used in the Data Processing Systems to protect against unauthorized access, use, copying, modification, theft and destruction of such programs and files. Target and its Subsidiaries have not sustained, and are not aware of any information or circumstances indicating that any of them may sustain, disruption of business or loss by reason of unauthorized access, use, copying, modification, theft or destruction of such programs and files by its current or former employees or other Persons permitted access thereto.

          (d) The data processing and data storage facilities of Target and its Subsidiaries are adequate, properly protected and possess proper temperature and humidity control devices and fire protection equipment.

          (e) Target and its Subsidiaries have arranged for back-up data processing services adequate to meet data processing needs in the event that the Data Processing Systems or any component thereof are rendered temporarily or permanently inoperative as a result of a natural or other disaster.

     3.35 Professional Employers Organization Business and Operations. With respect to Target's equity ownership in All Staffing, Inc. (the "PEO"), Schedule 3.35 contains (i) a description of the nature and extent of Target's ownership interest therein, and (ii) a true and complete list of all agreements and instruments to which Target or any of its Subsidiaries, on the one hand, and the PEO or any other owner of an equity interest in the PEO, on the other hand, is a party relating to ownership, management or control of the PEO. To the best of Target's knowledge, the conduct of business by the PEO complies in all material respects with all applicable laws. No actions taken or failed to be taken by the PEO in the conduct of its business has caused or will cause any material liability to be incurred by Target with respect thereto, either directly or indirectly. True and complete copies of all of agreements and instruments required to be listed on Schedule 3.35 have been previously provided to Acquiror.

     3.36 Title Insurance Business and Operations.

          (a) With respect to Target's title insurance Subsidiary, Southern Title Insurance Company ("Southern Title"), the financial statements of Southern Title included in the Annual Convention Statements on NAIC Form 9 for the fiscal years ended December 31, 1999, 1998 and 1997 (including the financial statements prepared in accordance with SAAP and the accompanying exhibits and schedules), copies of all of which have been provided to Acquiror, were prepared in accordance with accounting practices prescribed or permitted for title insurance companies by state regulatory authorities of the State of Virginia, applied on a consistent basis except as otherwise stated therein, and present fairly in accordance with SAAP the statutory financial position of Southern Title, as of the dates of, and the statutory results of its operations for the periods covered by, such Annual Convention Statements.

          (b) Each bank account or similar account for the deposit of cash or securities (other than agent escrow accounts) maintained or utilized by Southern Title is (i) wholly owned by Southern Title or by a joint venture in which Southern Title is a co-venturer, (ii) reconciled to its bank statements on a regular and timely basis; and (iii) to the extent such accounts of Southern Title in the aggregate hold monies or securities in an escrow or trust capacity, contain in the aggregate a balance sufficient to meet in the aggregate all escrow and trust obligations of Southern Title to which such monies or securities relate.

          (c) There is no agreement or understanding between Target or any of its Subsidiaries (including Southern Title), on the one hand, and any regulatory authority, on the other hand, concerning the payment of dividends by Southern Title or the maintenance of any NAIC Insurance Regulatory Information System Ratio or adequacy of reserves.

     3.37 Representations Complete. No statement, certificate, instrument or other writing furnished or to be furnished by Target pursuant to this Agreement or any Schedule or Exhibit hereto, including the Target Disclosure Schedule, or any certificate, instrument or other writing furnished or to be furnished by Target pursuant thereto, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                            ARTICLE IV

    REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND MERGER SUB

     Acquiror and Merger Sub hereby represent and warrant to Target as follows:

     4.1 Organization, Standing and Power. Each of Acquiror and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of Acquiror and Merger Sub has the requisite corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction where its ownership or leasing of property or the conduct of its business requires it to be so qualified. Neither Acquiror nor Merger Sub is in violation of any of the provisions of its Articles of Incorporation or Code of Regulations or equivalent organizational documents.

     4.2 Authority. Acquiror and Merger Sub have all requisite corporate power and authority to enter into this Agreement, the Target Option Agreement and the Voting Agreement and to consummate the transactions contemplated hereby and thereby.
The execution and delivery of this Agreement, the Target Option Agreement and the Voting Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Acquiror and Merger Sub. This Agreement has been duly executed and delivered by Acquiror and Merger Sub and constitutes the valid and binding obligations of Acquiror and Merger Sub enforceable against Acquiror and Merger Sub in accordance with its terms, except as enforceability may be limited by bankruptcy and other laws affecting the rights and remedies of creditors generally and general principles of equity. The execution and delivery of this Agreement, the Target Option Agreement and the Voting Agreement do not, and will not, as the case may be, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, amendment, cancellation or acceleration of any obligation or loss of a benefit under (i) any provision of the Articles of Incorporation or Code of Regulations of Acquiror or equivalent organizational documents of Merger Sub, as amended, or (ii) any Contract, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Acquiror or Merger Sub or any of their properties or assets, or to which Acquiror or Merger Sub or any of their properties or assets is subject or bound or that give rise to any Liens. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to Acquiror or Merger Sub in connection with the execution and delivery of this Agreement, the Target Option Agreement and the Voting Agreement or the consummation by Acquiror and Merger Sub of the transactions contemplated hereby and thereby, except for (i) the filing of the Certificate of Merger as provided in Section 2.2, (ii) the filing of a Form A with each of the Pennsylvania Department of Insurance, the Delaware Department of Insurance and the Virginia Department of Insurance, and the obtaining of approvals therefrom, (iii) the filing of an appropriate investment request with the Ohio Department of Insurance and the obtaining of approval therefrom,
(iv) the filing of a Schedule 13D with the SEC to report entering into the Target Option Agreement, and (v) the filings required under the HSR Act and the expiration of all applicable waiting periods thereunder.

     4.3 Litigation. There is no agreement, judgment, injunction, decree or order against Acquiror or any of its Subsidiaries, or, to the knowledge of Acquiror and its Subsidiaries, any of their respective directors or officers (in their capacities as such) that would prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement, or that has or could reasonably be expected to have a Material Adverse Effect on the ability of Acquiror to consummate the transactions contemplated by this Agreement. Neither Acquiror nor any of its Affiliates has been advised by a Person that such Person is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such agreement, judgment, injunction, decree or order.

     4.4 Broker's and Finders' Fees. Except for payment obligations to McDonald Investments Inc. to be paid by Acquiror, Acquiror has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     4.5 Proxy Statement. The information supplied by Acquiror for inclusion in the Proxy Statement shall not, on the date the Proxy Statement is first mailed to Target's stockholders, at the time of the Target Stockholders Meeting and at the Effective Time, contain any statement which, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Target Stockholders Meeting which has become false or misleading. If at any time prior to the Effective Time any event or information is discovered by Acquiror or Merger Sub which should be set forth in a supplement to the Proxy Statement, Acquiror or Merger Sub will promptly inform Target. Notwithstanding the foregoing, Acquiror and Merger Sub make no representation, warranty or covenant with respect to any information supplied by Target which is contained in any of the foregoing documents.

     4.6 Board Approval. The Board of Directors of Acquiror has approved this Agreement and the Merger, and the Board of Directors and sole shareholder of Merger Sub have approved this Agreement and the Merger.

     4.7 Financial Capability. Acquiror has and shall have, as of the Closing Date, sufficient funds to consummate the transactions contemplated by this Agreement.

     4.8 Lancaster Office. Acquiror has no present intention of closing Target's Lancaster, Pennsylvania office for a period of not less than two years following the Effective Time.

     4.9 Representations Complete. No statement, certificate, instrument or other writing furnished or to be furnished by Acquiror or Merger Sub pursuant to this Agreement, or any certificate furnished or to be furnished by Acquiror or Merger Sub pursuant to this Agreement, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                            ARTICLE V

               CONDUCT PRIOR TO THE EFFECTIVE TIME

     5.1 Conduct of Business of Target. Prior to the Closing, Target shall, and shall cause its Subsidiaries to (except to the extent expressly contemplated by this Agreement or as consented to in writing by Acquiror), carry on its and its Subsidiaries' business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay and to cause its Subsidiaries to pay debts and Taxes when due subject to good faith disputes over such debts or Taxes, to pay or perform other obligations when due, and to use all reasonable efforts consistent with past practice and policies to preserve intact its and its Subsidiaries' present business organizations, use its reasonable best efforts consistent with past practice to keep available the services of its and its Subsidiaries' present officers and key employees and use its reasonable best efforts consistent with past practice to preserve its and its Subsidiaries' relationships with all insurance regulatory authorities, independent insurance agents, reinsurers, customers, suppliers, licensors, licensees and others having business dealings with it or its Subsidiaries, such that its and its Subsidiaries' goodwill and ongoing businesses shall be unimpaired at the Effective Time. Target shall promptly notify Acquiror of any event or occurrence (i) not in the ordinary course of Target or its Subsidiaries' business, (ii) that would result in a breach of any covenant or agreement of Target or any of its Subsidiaries set forth in this Agreement, (iii) that would cause any representation or warranty of Target in this Agreement to be untrue as of the date of such event or occurrence, or (iv) which would have a Material Adverse Effect on Target or any of its Subsidiaries. Except as expressly contemplated by this Agreement, Target shall not do, cause or permit any of the following, or allow, cause or permit any of its Subsidiaries to do, cause or permit any of the following, without the prior written consent of Acquiror:

          (a)  Charter Documents.  Amend the Articles of
Incorporation, Bylaws or equivalent organizational documents of Target or any of Target's Subsidiaries;

          (b) Dividends; Changes in Capital Stock. Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock (other than payment of quarterly cash dividends to stockholders of not more than $.05 per share), or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or purchase, repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock, except from former employees, directors and insurance agents in accordance with agreements providing for the repurchase of shares in connection with any termination of service to it or its Subsidiaries;

          (c) Target Stock Option Plans, Etc. Other than as permitted by any Target Stock Option Plans, take any action to accelerate, amend or change the period of exercisability or vesting of options or other rights otherwise granted under any Target Stock Option Plans or any benefit plan or authorize cash payments in exchange for any options or other rights granted under any such plan;

          (d) Material Contracts. Enter into any Contract or commitment, or violate, terminate, amend or otherwise modify or waive any of the terms of any of its Contracts, other than in the ordinary course of business consistent with past practice, and shall not enter into or modify in any material respect any Contracts or commitments with managing general agents without the prior written consent of Acquiror, which consent shall not be unreasonably withheld;

          (e) Issuance of Securities. Issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into shares of its capital stock, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities (other than the issuance of shares of Target Common Stock pursuant to the exercise of stock options outstanding as of the date of this Agreement or pursuant to the Target Option Agreement) or modify any outstanding securities convertible into shares of its capital stock or subscription rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue such shares or other convertible securities;

          (f) Intellectual Property. Transfer or license to any Person or otherwise extend, amend or modify any rights to its Intellectual Property other than in the ordinary course of business consistent with past practice;

          (g) Exclusive Rights. Enter into or amend any agreements pursuant to which any other party is granted exclusive marketing, servicing, or other exclusive rights of any type or scope with respect to any of its services, products, processes or technology;

          (h) Dispositions. Sell, lease, license or otherwise dispose of or encumber any properties or assets which are material, individually or in the aggregate, to its and its Subsidiaries' business, except in the ordinary course of business consistent with past practice;

          (i) Indebtedness. Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire debt securities or guarantee any debt securities of others;

          (j) Payment of Obligations. Pay, discharge, satisfy, settle or compromise any amount in excess of $25,000 in any case, claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than claims of or against insurance policyholders arising in the ordinary course of business consistent with past practice, and payment, discharge or satisfaction of liabilities reflected or reserved against in the Target Financial Statements;

          (k)  Capital Expenditures.  Make any capital
expenditures, capital additions or capital improvements, except in the ordinary course of business and consistent with past practice;

          (l) Insurance and Reinsurance. Except as described on Schedule 5.1(l), materially reduce the amount of any insurance coverage provided by existing insurance policies or materially modify the nature, terms or amounts of existing reinsurance;

          (m) Reserves. Modify or readjust any insurance reserves of any kind or nature, other than in the ordinary course of business consistent with past practice;

          (n) Termination or Waiver. Terminate or waive any right of substantial value, other than in the ordinary course of business;

          (o) Employee Benefit Plans; New Hires; Pay Increases. Enter into any collective bargaining agreement; establish, adopt, enter into or amend in any material respect any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, trust, fund, policy or arrangement for the benefit of directors, officers or employees; hire any new officer level employee, pay any special bonus or special remuneration to any employee or director, or increase the salaries or wage rates of employees other than pursuant to ordinary annual employee reviews consistent with past practice;

          (p) Severance Arrangements. Grant or increase any severance or termination pay to, or enter into any employment, severance or termination agreement with, (i) any director or officer, or (ii) any other employee except payments made pursuant to standard written agreements outstanding on the date hereof and disclosed on the Target Disclosure Schedule.

          (q) Lawsuits. Commence a lawsuit other than (i) for the routine collection of bills, (iii) in connection with the ordinary course of its claims settlement practices, (iii) in such cases where it in good faith determines failure to commence suit would result in material impairment of a valuable aspect of its business, provided that Target consults with Acquiror prior to the filing of such a suit, or (iii) for a breach of this Agreement;

          (r) Acquisitions. Except pursuant to those Contracts referred to in the Target Disclosure Schedule, acquire or agree to acquire by merger or consolidation with, by purchasing an equity interest in or a material portion of the assets of, or by any other manner, any business or any Person or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to its and its Subsidiaries' business, or acquire or agree to acquire any equity securities of any Person, other than in the ordinary course of managing its investment portfolio consistent with past practice;

          (s) Taxes. Make or change any election in respect of Taxes, adopt or change any accounting method in respect of Taxes, file any Tax Return or any amendment to a Tax Return (other than in the ordinary course of business consistent with past practice), enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of a limitation period applicable to any claim or assessment in respect of Taxes;

          (t) Notices. Fail to give any notice or provide other information required by applicable law to be given to the employees of Target and any applicable Governmental Entity under the WARN Act, the National Labor Relations Act, the Code, or other applicable law in connection with the transactions provided for in this Agreement;

          (u) Revaluation. Revalue any of its assets, including writing off notes or accounts receivable other than in the ordinary course of business consistent with past practice;

          (v) Restrictive Agreements. Enter into any agreement with any Person limiting in any manner the territory or scope of business activities which Target or any of its Subsidiaries may engage;

          (w)  New Subsidiaries.  Form any new Subsidiary; or

          (x) Other. Take or agree in writing to take (i) any of the actions described in Sections 5.1(a) through (w), or (ii) any action which would make any of its representations or warranties contained in this Agreement untrue or incorrect or could prevent it from performing or cause it not to perform its covenants and obligations hereunder.

     5.2 No Solicitation. Target and its Subsidiaries and their officers, directors, employees or other agents will not, directly or indirectly, (i) take any action to solicit, initiate or encourage any Takeover Proposal (as defined in Section 8.3(f)), or (ii) subject to the terms of the immediately following sentence, engage in negotiations with, or disclose any nonpublic information relating to Target or any of its Subsidiaries to, or afford access to the properties, books or records of Target or any of its Subsidiaries to, any Person that has advised Target that it may be considering making, or that has made, a Takeover Proposal; provided, nothing herein shall prohibit Target's Board of Directors from taking and disclosing to Target's stockholders a position with respect to a tender offer pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act. Notwithstanding the immediately preceding sentence, if an unsolicited written Takeover Proposal shall be received by the Board of Directors of Target, then, to the extent the Board of Directors of Target believes in good faith (after written advice from its independent financial advisor) that such Takeover Proposal would, if consummated, result in a transaction materially more favorable to Target's stockholders from a financial point of view than the Merger (any such more favorable Takeover Proposal being referred to in this Agreement as a "Superior Proposal"), and the Board of Directors of Target determines in good faith after advice from outside legal counsel that, in such outside legal counsel's judgment, there is a reasonable basis for the Board of Directors of Target, in order to comply with its fiduciary duties under applicable Pennsylvania Law, then Target and its officers, directors, employees, investment bankers, attorneys, accountants and other representatives retained by it may furnish in connection therewith information to the Person making such Superior Proposal and engage in negotiations with such person, and such actions shall not be considered a breach of this Section 5.2 or any other provisions of this Agreement; provided that in each such event Target immediately notifies Acquiror of such determination by the Target Board of Directors and provides Acquiror with a true and complete copy of the Superior Proposal received from such third Person, and provides (or has provided) Acquiror with all documents containing or referring to nonpublic information of Target supplied to such third Person; provided further, that Target shall provide such nonpublic information pursuant to a nondisclosure agreement at least as restrictive on such third person as the Confidentiality Agreement (as defined in Section 6.4) is on Acquiror; and provided further, that Target shall not, and shall not permit any of its officers, directors, employees or other representatives to, agree to or endorse any Takeover Proposal or withdraw its recommendation of the Merger unless Target (i) has provided Acquiror at least five
(5) days prior notice thereof, (ii) has terminated this Agreement pursuant to Section 8.1(f), (iii) has paid Acquiror all amounts payable pursuant to Section 8.3(b), and (iv) if required by the terms of the Target Option Agreement, has performed its obligations under the Target Option Agreement. Target will promptly notify Acquiror after receipt of any Takeover Proposal or any notice that any Person is considering making a Takeover Proposal or any request for nonpublic information relating to Target or any of its Subsidiaries or for access to the properties, books or records of Target or any of its Subsidiaries by any Person that has advised Target that it may be considering making, or that has made, a Takeover Proposal, and will keep Acquiror fully informed of the status and details of any such Takeover Proposal notice, and shall provide Acquiror with a true and complete copy of such Takeover Proposal notice or any amendment thereto, if in writing, or a complete written summary thereof, if not in writing.

     5.3 New Employment Agreements or Waivers. Prior to the Closing, Target shall use commercially reasonable efforts to either (i) enter into amended employment agreements reasonably satisfactory in form and substance to Acquiror (the "New Employment Agreements") with each senior management employee of Target and its Subsidiaries listed on Schedule 5.3, or (ii) receive an Amendment to Employment Agreement reasonably satisfactory in form and substance to Acquiror (the "Waiver Agreements") from each such employee pursuant to which, among other things, each such employee shall waive the right to assert that the acquisition of Target by Acquiror constitutes a "Change of Control" (as defined in each such employee's existing employment agreement). Upon execution and delivery thereof, each New Employment Agreement, and each Waiver Agreement, shall constitute the legal, valid, binding and enforceable obligations of the parties thereto.

     5.4 Option Cancellation Agreements. Notwithstanding any other provision of this Agreement to the contrary, prior to the Effective Time Target shall be permitted to enter into the agreements referred to in Section 2.7 (the "Option Cancellation Agreements") with persons holding vested (or to be vested) Options under any Target Stock Option Plans, pursuant to which each such person shall agree prior to the Closing to cancel all such Options in exchange for the payment by Target contemplated by Section 2.7; provided, however, that prior to entering into any Option Cancellation Agreement, Target shall obtain the prior written consent of Acquiror as to the form thereof, which consent shall not be unreasonably withheld; and provided further, that each Option Cancellation Agreement shall by its terms only become effective as of the Effective Time.

                           ARTICLE VI

                      ADDITIONAL AGREEMENTS

     6.1  Proxy Statement/Prospectus; Registration Statement.
As promptly as practicable after the execution of this Agreement, Target shall prepare (after consultation with Acquiror), and shall file with the SEC, preliminary proxy materials relating to approval of the Merger and the transactions contemplated hereby by the stockholders of Target, which proxy materials shall comply in form with applicable SEC requirements under the Exchange Act. As promptly as practicable following receipt of SEC comments thereon, Target shall file with the SEC definitive proxy materials which comply in form with applicable SEC requirements under the Exchange Act. Target will promptly notify Acquiror of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Proxy Statement or any other filing or for additional information, and will supply copies of all correspondence with the SEC or its staff or any other government officials with respect to the Proxy Statement or any related filing. Whenever any event occurs that is required to be set forth in an amendment or supplement to the Proxy Statement or any other filing, Target shall promptly inform Acquiror of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to shareholders of Target, such amendment or supplement. The Proxy Statement shall include the recommendation of the Board of Directors of Target in favor of the Merger, subject to the fiduciary exception set forth in Section 5.2.

     6.2 Meeting of Stockholders. Target shall consult with Acquiror regarding the date of the Target Stockholders Meeting and use all reasonable efforts and shall not postpone or adjourn (other than for the absence of a quorum) the Target Stockholders Meeting without the consent of Acquiror. Subject to Sections
5.2 and 6.1, Target shall use its reasonable best efforts to solicit from stockholders of Target proxies in favor of the Merger and shall take all other action reasonably necessary or advisable to secure the vote or consent of stockholders required to effect the Merger.

     6.3  Access to Information.

          (a) Target shall afford Acquiror and its officers, employees, accountants, counsel and other representatives access during normal business hours during the period prior to the Effective Time to (i) all of Target's and its Subsidiaries' properties, books, contracts, commitments and records, and (ii) all other information concerning the business, properties and personnel of Target and its Subsidiaries as Acquiror may reasonably request. Target shall provide to Acquiror and its accountants, counsel and other representatives, copies of internal financial statements promptly upon request.

          (b) Subject to compliance with applicable law, from the date hereof until the Effective Time, Target shall confer on a regular and frequent basis with one or more representatives of Acquiror to report operational matters of materiality and the general status of ongoing operations.

          (c) No information or knowledge obtained in any investigation pursuant to this Section 6.3 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

     6.4  Confidentiality.  The Parties acknowledge that
Acquiror and Target have executed a letter agreement regarding the treatment of confidential information (the "Confidentiality
Agreement"), which Confidentiality Agreement shall continue in full force and effect in accordance with its terms.

     6.5 Public Disclosure. Unless otherwise permitted by this Agreement, Acquiror and Target shall consult with each other before issuing any press release or otherwise making any public statement or making any other public (or non-confidential) disclosure (whether or not in response to an inquiry) regarding the terms of this Agreement and the transactions contemplated hereby, and neither shall issue any such press release or make any such statement or disclosure without the prior approval of the other (which approval shall not be unreasonably withheld), except as may be required by law, by obligations pursuant to any listing agreement with the NASD, or as may be requested by A. M. Best.

     6.6  Consents; Cooperation.

          (a) Each of Acquiror and Target shall promptly apply for or otherwise seek, and use its reasonable best efforts to obtain, all consents and approvals required to be obtained by it for the consummation of the Merger, including those required under the HSR Act and those required to be obtained from the Pennsylvania Department of Insurance, the Delaware Department of Insurance, the Virginia Department of Insurance and the Ohio Department of Insurance, and shall use reasonable best efforts to obtain all necessary consents, waivers and approvals under any of the material Contracts of Target and its Subsidiaries in connection with the Merger for the assignment thereof or otherwise. The Parties will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any Party in connection with proceedings (i) before any Insurance Authority, or (ii) relating to or under the HSR Act.

          (b) Each of Acquiror and Target shall use reasonable best efforts to resolve such objections, if any, as may be asserted by any Governmental Entity with respect to the transactions contemplated by this Agreement under (i) any insurance holding company system act or insurance company licensing act administered by any Insurance Authority and any rules or regulations or policies thereunder, or (ii) the HSR Act and any other federal, state or foreign statutes, rules, regulations, orders or decrees designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (collectively, "Antitrust Laws"). In connection therewith, if any administrative or judicial action or proceeding is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as prohibited by any law administered by an Insurance Authority or as violating any Antitrust Law, each of Acquiror and Target shall cooperate and use reasonable best efforts vigorously to contest and resist any such action or proceeding and to have vacated, lifted, reversed, or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent (each an "Order"), that is in effect and prohibits, prevents or restricts consummation of the Merger or any such other transactions, unless Acquiror and Target mutually decide in good faith that litigation is not in their respective best interests. Notwithstanding the immediately preceding sentence, it is expressly understood and agreed that Acquiror shall have no obligation to litigate or contest any administrative or judicial action or proceeding or any Order beyond November 30, 2000. Each of Acquiror and Target shall use reasonable best efforts to take such action as may be required to cause the expiration of the waiting periods under the HSR Act with respect to the Merger as promptly as possible after the execution of this Agreement. Acquiror and Target shall also take any and all of the following actions to the extent reasonably necessary to obtain the approval of any Insurance Authority or other Governmental Entity with jurisdiction over the enforcement of any applicable laws regarding the transactions contemplated hereby: entering into negotiations; providing information required by law or governmental regulation; and substantially complying with any second request for information pursuant thereto. Notwithstanding anything to the contrary in this
Section 6.6, neither Acquiror nor Target nor any of its Subsidiaries shall be required to take any action that would reasonably be expected to substantially impair the overall benefits expected, as of the date hereof, to be realized from the consummation of the Merger or the other transactions contemplated hereby.

          (c)  Notwithstanding anything to the contrary in
Section 6.6(a) or (b), (i) neither Acquiror nor any of its Subsidiaries shall be required to divest any of their respective businesses, services, product lines, assets, or to take or agree to take any other action or agree to any limitation that would reasonably be expected to have a Material Adverse Effect on Acquiror or on Acquiror combined with the Surviving Corporation after the Effective Time, and (ii) neither Target nor its Subsidiaries shall be required to divest any of their respective businesses, services, product lines or assets, or to take or agree to take any other action or agree to any limitation that would reasonably be expected to have a Material Adverse Effect on Target.

     6.7 Voting Agreement. Pursuant to the request of Acquiror, Target has caused each Selected Stockholder named in
Schedule 3.26 to execute and deliver to Acquiror the Voting
Agreement substantially in the form of Exhibit C concurrent with the execution of this Agreement.

     6.8 Legal Requirements. Each of Acquiror, Merger Sub and Target shall, and shall cause their respective Affiliates to, take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on any of them with respect to the consummation of the transactions contemplated by this Agreement, shall promptly cooperate with and furnish information to any Party necessary in connection with any such requirements imposed upon such other Party in connection with the consummation of such transactions, and shall take all reasonable actions necessary to obtain (and cooperate with the other Parties in obtaining) any consent, approval, order or authorization of, or any registration, declaration or filing with, any Governmental Entity or other Person, required to be obtained or made in connection with the taking of any action contemplated by this Agreement.

     6.9 Target Option Agreement. Concurrently with the execution of this Agreement, Target shall deliver to Acquiror an executed Target Option Agreement in the form of Exhibit B.
Target shall fully perform its obligations under the Target
Option Agreement.

     6.10 Indemnification of Directors and Officers.

          (a) The Surviving Corporation shall provide rights to indemnification pursuant to its Articles of Incorporation and Code of Regulations substantially similar to those now existing and contained in Target's Articles of Incorporation or Bylaws for the benefit of any Person who served as a director or officer of Target at any time prior to the Effective Time (the "Indemnified Parties").

          (b) Until the later of (i) six years after the Effective Time, or (ii) the termination of the litigation listed as Item 1 on Schedule 3.7(a) and all appeals therein, or the final settlement thereof, Acquiror shall cause the Surviving Corporation to use commercially reasonable efforts to provide officers' and directors' liability insurance in respect of acts or omissions occurring on or prior to the Effective Time covering each Person currently covered by Target's officers' and directors' liability insurance policy on terms substantially similar to those of such policy in effect on the date hereof, provided that, in satisfying its obligation hereunder, Acquiror shall not be obligated to cause the Surviving Corporation to pay premiums in excess of 150% of the amount per annum Target paid in its last full fiscal year, which amount has been disclosed to Acquiror, and if the Surviving Corporation is unable to obtain the insurance required by this Section 6.10, it shall obtain as much comparable insurance as possible for an annual premium equal to such maximum amount.

          (c) To the extent any claim, action, suit, proceeding or investigation (whether arising before or after the Effective
Time) against an Indemnified Party exists that arises out of or pertains to any action or omission in his or her capacity as director or officer of Target occurring prior to the Effective Time, or arises out of or pertains to the transactions contemplated by this Agreement for a period of three years after the Effective Time (whether arising before or after the Effective Time), in each case for which such Indemnified Party is entitled to be indemnified under the Surviving Corporation's Articles of Incorporation and Code of Regulations, such Indemnified Party shall be entitled to be represented by counsel, which counsel may be counsel of Acquiror (provided that if use of counsel of Acquiror would be expected under applicable standards of professional conduct to give rise to a conflict between the position of the Indemnified Person and of Acquiror, the Indemnified Party shall be entitled instead to be represented by counsel selected by the Indemnified Party and reasonably acceptable to Acquiror). Following the Effective Time the Surviving Corporation and Acquiror shall pay the reasonable fees and expenses of such counsel with respect to a claim for which such Indemnified Party is entitled to be indemnified under the Surviving Corporation's Articles of Incorporation and Code of Regulations promptly after statements therefor are received and the Surviving Corporation and Acquiror will cooperate in the defense of any such matter; provided, however, that such Indemnified Party has complied with any requirements stipulated by the Pennsylvania Law or the Ohio Law, as applicable, provided further, that neither the Surviving Corporation nor Acquiror shall be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld); and provided, further, that, in the event that any claim or claims for indemnification are asserted or made within such three year period, all rights to indemnification in respect to any such claim or claims shall continue until the disposition of any and all such claims. The Indemnified Parties as a group may retain only one law firm to represent them with respect to any single action unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the position of any two or more Indemnified Parties. Acquiror hereby consents to the continuation of the existing legal representation of Target and the other named defendants in the litigation matter referred to as Item 1 in Schedule 3.7(a).

     6.11 Best Efforts and Further Assurances. Each of the Parties shall use reasonable best efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to Closing hereunder. Each Party, at the reasonable request of another Party, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of the Merger and the transactions contemplated hereby.

                           ARTICLE VII

                    CONDITIONS TO THE MERGER

     7.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each Party to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to satisfaction at or prior to the Effective Time of the following conditions, any of which may be waived, in writing, by agreement of all Parties:

          (a)  Stockholder Approval.  This Agreement and the
Merger shall have been approved and adopted by the requisite vote of the stockholders of Target under Pennsylvania Law.

          (b) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any Governmental Entity or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by a Governmental Entity seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal or impractical. In the event an injunction or other order shall have been issued, each Party shall use commercially reasonable efforts to have such injunction or other order lifted.

          (c) Governmental Approvals. The Parties and their respective Subsidiaries and Affiliates shall have timely filed with and obtained from each Governmental Entity (including all Insurance Authorities) all filings, notices, approvals, waivers and consents necessary for consummation of the Merger and the transactions contemplated hereby, including such filings, notices, approvals, waivers and consents as may be required under applicable state insurance laws and the HSR Act.

     7.2 Additional Conditions to Obligations of Target. The obligations of Target to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any of which may be waived, in writing, by Target:

          (a) Representations, Warranties and Covenants. (i) The representations and warranties of Acquiror and Merger Sub in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality, which representations and warranties as so qualified shall be true in all respects) on and as of the date hereof and the Effective Time as though such representations and warranties were made on and as of such times, and (ii) Acquiror and Merger Sub shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by them as of the Effective Time.

          (b) Certificate of Acquiror. Target shall have received a certificate executed on behalf of Acquiror by its President, its Chief Financial Officer and its Secretary and General Counsel certifying that the condition set forth in
Section 7.2(a) shall have been fulfilled.

          (c)  Opinions. Counsel to Acquiror and Merger Sub
(which shall be Bricker & Eckler LLP and Acquiror's in house
General Counsel) shall have provided the opinions set forth on Exhibit E to Target.

          (d) Fairness Opinion. Target shall have received a written opinion from its financial advisor, Cochran Caronia & Co., dated not later than the date of mailing of the Target Proxy Statement, that the consideration to be received by the stockholders of Target in the Merger is fair, from a financial point of view, to the stockholders of Target.

     7.3 Additional Conditions to the Obligations of Acquiror and Merger Sub. The obligations of Acquiror and Merger Sub to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any of which may be waived, in writing, by Acquiror:

          (a) Representations, Warranties and Covenants. (i) The representations and warranties of Target in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality, which representations and warranties as so qualified shall be true in all respects) on and as of the date hereof and the Effective Time as though such representations and warranties were made on and as of such times, and (ii) Target shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Effective Time.

          (b) Certificate of Target. Acquiror shall have been provided with a certificate executed on behalf of Target by its President, its Chief Financial Officer and its Secretary and General Counsel certifying that the condition set forth in
Section 7.3(a) shall have been fulfilled.

          (c) Third Party Consents. Target shall have obtained, and Acquiror shall have been furnished with evidence reasonably satisfactory to it, of the consent or approval of those Persons whose consent or approval shall be required in connection with the Merger under any material Contract of Target or any of its Subsidiaries or otherwise, except where failure to obtain such consent would not have a Material Adverse Effect on Target.

          (d) Injunctions or Restraints on Conduct of Business. No temporary restraining order, preliminary or permanent injunction or other order issued by any Governmental Entity or other legal or regulatory restraint provision limiting or restricting Acquiror's conduct or operation of the business of Target and its Subsidiaries following the Merger shall be in effect, nor shall any proceeding brought by any Governmental Entity seeking the foregoing be pending or threatened in writing.

          (e) No Material Adverse Changes. There shall not have occurred any event which could cause a Material Adverse
Effect on Target.

          (f)  New Employment Agreements or Waiver Agreements.
All employees of Target and its Subsidiaries identified on
Schedule 5.3 shall have executed either New Employment
Agreements or Waiver Agreements.

          (g) Dissenting Shares. The aggregate number of Dissenting Shares (if any) with respect to which holders thereof shall have properly demanded appraisal in accordance with Pennsylvania Law before the taking of a vote on the Merger at the Target Stockholders Meeting or any adjournment thereof, the holders of which shall not have withdrawn such demand as of the Closing Date, shall not exceed seven percent (7%) of the issued and outstanding shares of Target Common Stock entitled to vote thereon.

          (h) Insurance Coverage. Acquiror shall have obtained such additional insurance coverage with respect to Target and its Subsidiaries as Acquiror shall reasonably require.

          (i) Termination of Certain Agreements. Each of the MRP, the Target Stock Option Plans, and all restricted stock agreements of Target and its Subsidiaries shall have been terminated as of the Closing Date; Acquiror shall have received reasonably satisfactory evidence of such termination prior to the Closing (including copies of any Option Cancellation Agreements); and Acquiror shall be reasonably satisfied that the Surviving Corporation and Target's Subsidiaries shall have no further liability or obligation whatsoever under any such canceled plan or agreement, except payment of the Option Termination Consideration described in Section 2.7.

          (j) Resignations of Directors. To the extent requested by Acquiror prior to the Closing, each member of the Board of Directors of Target and its Subsidiaries shall have tendered his or her resignation effective as of the Effective Time.

          (k)  Opinions. Counsel to Target (which shall be
Stevens & Lee and Target's in-house General Counsel) shall have provided the opinions set forth on Exhibit F to Acquiror and Merger Sub.

                          ARTICLE VIII

                TERMINATION, AMENDMENT AND WAIVER

     8.1 Termination. At any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by Target's stockholders, this Agreement may be terminated:

          (a) by mutual consent of Acquiror, Merger Sub and Target;

          (b)  by any Party, if, without fault of the
terminating Party, the Closing shall not have occurred on or before November 30, 2000 (provided a later date may be agreed upon in writing by the Parties, and provided further that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any Party whose action or failure to act has been the cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement);

          (c) by Acquiror, if (i) Target shall materially breach any of its representations, warranties or obligations hereunder and such breach shall not have been cured within fifteen (15) business days of receipt by Target of written notice of such breach, or if such breach cannot be cured by Target within such time period but can be cured by Target prior to the Effective Time and Target has not commenced actions reasonably necessary (in the opinion of Acquiror) to cure such breach, (ii) the Board of Directors of Target shall have withdrawn or modified its recommendation of this Agreement or the Merger in a manner adverse to Acquiror or shall have resolved to do any of the foregoing, or (iii) for any reason Target fails to call the Target Stockholders Meeting on or before August 31, 2000, or hold the Target Stockholders Meeting on or before September 30, 2000.

          (d) by Target, if Acquiror or Merger Sub shall materially breach any of its representations, warranties or obligations hereunder and such breach shall not have been cured within fifteen (15) business days following receipt by Acquiror of written notice of such breach, or if such breach cannot be cured by Acquiror within such time period but can be cured by Acquiror prior to the Effective Time and Acquiror has not commenced actions reasonably necessary (in the opinion of Target) to cure such breach;

          (e) by Acquiror if a Trigger Event or Takeover Proposal shall have occurred and Target's Board of Directors does not within ten (10) business days of such occurrence (i) reconfirm its approval and recommendation of this Agreement and the Merger and other transactions contemplated hereby, and (ii) reject such Takeover Proposal or Trigger Event (in the case of a Trigger Event involving a tender or exchange offer);

          (f) by Target if a Superior Proposal shall have been received; provided that Target shall have provided Acquiror at least five (5) business days prior notice of the terms of the Superior Proposal and Target shall have paid Acquiror the amounts set forth in Section 8.3(b); or

          (g) by any Party if (i) any permanent injunction or other order of a Governmental Entity preventing the consummation of the Merger shall have become final and non-appealable, or
(ii) if any required approval of Target's stockholders shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of Target's stockholders or at any adjournment thereof.

     8.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Acquiror, Merger Sub or Target or their respective officers, directors, stockholders or Affiliates, except to the extent that such termination results from the breach by a Party of any of its representations, warranties or covenants in this Agreement; provided that the provisions of Section 6.4, Section 8.3, Article IX, Article X, and this Section 8.2 shall remain in full force and effect and survive any termination of this Agreement; provided further, that notwithstanding anything to the contrary contained in this Agreement, if this Agreement is terminated by a Party because of the breach of this Agreement by another Party or because one or more of the conditions to the terminating Party's obligations under this Agreement is not satisfied as a result of another Party's failure to comply with its obligations hereunder, the terminating Party's right to pursue all legal remedies shall survive such termination unimpaired. Such rights shall be in addition to those expressly set forth in Section 8.3.

     8.3  Expenses and Termination Fees.

          (a) Subject to subsections (b), (c), (d) and (e) of this Section 8.3, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including the fees and expenses of its advisers, accountants and legal counsel) shall be paid by the Party incurring such expense.

          (b) In the event (i) Acquiror terminates this Agreement pursuant to Section 8.1(e) or Target terminates this Agreement pursuant to Section 8.1(f), (ii) Acquiror terminates this Agreement pursuant to Section 8.1(c)(ii), or (iii) either Acquiror or Target terminates this Agreement pursuant to Section 8.1(g)(ii) following a failure of Target's stockholders to approve this Agreement and, prior to the time of the meeting of Target's stockholders, there shall have been (A) a Trigger Event with respect to Target, or (B) a Takeover Proposal with respect to Target which at the time of the Target Stockholders Meeting shall not have been rejected by Target, or (iv) Acquiror terminates this Agreement pursuant to Section 8.1(c)(i) or
Section 8.1(c)(iii), due in whole or in part to any failure by Target to use its reasonable best efforts to perform and comply with all agreements and conditions required by this Agreement to be performed or complied with by Target prior to or on the Closing Date or any failure by Target's Affiliates to take any actions required to be taken hereby, and prior thereto there shall have been (A) a Trigger Event with respect to Target, or
(B) a Takeover Proposal with respect to Target which shall not have been rejected by Target, then Target shall reimburse Acquiror for all of the out-of-pocket costs and expenses incurred by Acquiror in connection with this Agreement and the transactions contemplated hereby (including the fees and expenses of its financial advisors, accountants and outside legal counsel), and, in addition to any other remedies Acquiror may have, Target shall pay to Acquiror the sum of $2,500,000 no later than two (2) business days thereafter.

          (c) In the event that (i) Acquiror terminates this Agreement pursuant to Section 8.1(c)(i) or 8.1(c)(iii) under circumstances not described in Section 8.3(b)(iv), or (ii) Acquiror terminates this Agreement pursuant to Section 8.1(g)(ii) under circumstances not described in Section 8.3(b)(iii), Target shall promptly reimburse Acquiror for all out-of-pocket costs and expenses incurred by Acquiror in connection with this Agreement and the transactions contemplated hereby (including the fees and expenses of its financial advisors, accountants and outside legal counsel); and, in the event (A) any Takeover Proposal or Trigger Event is consummated (as defined in Section 8.3(g)) by or with any Person that made a Takeover Proposal prior to termination of this Agreement or that caused a Trigger Event prior to such termination, or any Affiliate of any such Person, within twelve months of the later of, or (B) any other Takeover Proposal or Trigger Event not described in clause (A) is consummated (as defined in Section 8.3(g)) within six months of the later of, (x) such termination of this Agreement, and (y) the payment of the above described expenses, Target shall pay to Acquiror the additional sum of $2,500,000 (less any amounts paid by Target to Acquiror under Section 8.3(b)) no later than two (2) business days thereafter.

          (d) In the event Target terminates this Agreement pursuant to Section 8.1(d), or in the event Acquiror refuses to effect the Closing and terminates this Agreement as a result of the failure of the condition set forth in Section 7.3(h), Acquiror shall promptly reimburse Target for all of the out-of-pocket costs and expenses up to an aggregate of $250,000 incurred by Target in connection with this Agreement and the transactions contemplated hereby (including the fees and expenses of its financial advisors, accountants and outside legal counsel).

          (e) As used herein, a "Trigger Event" shall occur if any "person" (as that term is defined in Section 13(d) of the Exchange Act and the regulations thereunder) acquires securities representing 20% or more, or commences a tender or exchange offer following the successful consummation of which the offeror and its affiliates would beneficially own securities representing 20% or more, of the voting power of Target; provided, however, a Trigger Event shall not be deemed to include the acquisition by any Person of securities representing 20% or more of Target if such Person has acquired such securities not with the purpose nor with the effect of changing or influencing the control of Target, nor in connection with or as a participant in any transaction having such purpose or effect, including not in connection with such Person (i) making any public announcement with respect to the voting of such shares at any meeting to consider any merger, consolidation, sale of substantial assets or other business combination or extraordinary transaction involving Target, (ii) making, or in any way participating in, any "solicitation" of "proxies" (as such terms are defined or used in Regulation 14A under the Exchange Act) to vote any voting securities of Target (including any such solicitation subject to Rule 14a-11 under the Exchange
Act) or seeking to advise or influence any Person with respect to the voting of any voting securities of Target, directly or indirectly, relating to a merger or other business combination involving Target or the sale or transfer of a significant portion of assets (excluding the sale or disposition of assets in the ordinary course of business) of Target, (iii) forming, joining or in any way participating in any "group" within the meaning of Section 13(d)(3) of the Exchange Act with respect to any voting securities of Target, directly or indirectly, relating to a merger or other business combination involving Target or the sale or transfer of a significant portion of assets (excluding the sale or disposition of assets in the ordinary course of business) of Target, or (iv) otherwise acting, alone or in concert with others, to seek control of Target or to seek to control or influence the management or policies of Target.

          (f) As used herein, "Takeover Proposal" means any offer or proposal for, or any indication of interest in, a merger or other business combination involving Target or any of its Subsidiaries or the acquisition of 20% or more of the outstanding shares of capital stock of Target, or a significant portion of the assets of, Target or any of its Subsidiaries, other than the transactions contemplated by this Agreement.

          (g)  For purposes of Section 8.3(c), (A)
"consummation" of a Takeover Proposal shall occur on the date a written agreement is entered into with respect to a merger or other business combination involving Target or the acquisition of 20% or more of the outstanding shares of capital stock of Target, or sale or transfer of any material assets (excluding the sale or disposition of assets in the ordinary course of business) of Target or any of its Subsidiaries, and (B) "consummation" of a Trigger Event shall occur on the date any Person or any of its Affiliates or associates would beneficially own securities representing 20% or more of the voting power of Target, following a tender or exchange offer.

     8.4 Amendment. The boards of directors of the Parties may amend this Agreement at any time by execution of an instrument in writing signed on behalf of each of the Parties; provided that an amendment made subsequent to adoption of the Agreement by the stockholders of Target shall not (i) alter or change the amount or kind of consideration to be received on conversion of the Target Common Stock, (ii) alter or change any term of the Articles of Incorporation or Bylaws of the Surviving Corporation to be effected by the Merger, or (iii) alter or change any of the terms and conditions of the Agreement if such alteration or change would materially and adversely affect the holders of Target Common Stock.

     8.5 Extension; Waiver. At any time prior to the Effective Time any Party may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other Parties, (ii) waive any inaccuracies in the representations and warranties made to such Party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such Party contained herein. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party.

                            ARTICLE IX

                         INDEMNIFICATION

     9.1 Indemnification Relating to Proxy Statement. In the event that for any reason the Merger is not consummated and the Closing does not occur, Target shall defend, indemnify and hold harmless Acquiror, its affiliates, officers, directors and agents, its attorneys and accountants, and each Person who controls Acquiror within the meaning of the Securities Act, from and against any and all losses, damages, liabilities, claims, judgments, settlements, costs and expenses (including reasonable attorneys' fees) of every nature (collectively, "Adverse Consequences"), insofar as such Adverse Consequences are incurred by reason of or arise out of or in connection with any untrue statement or alleged untrue statement of any material fact contained in the Proxy Statement or in any amendment or supplement thereto or are incurred by reason of or arise out of or in connection with the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, insofar as such statement or omission relates to Target and is based on information furnished by Target.

     9.2  Basket.  Acquiror may only make claims under this
Article IX if the amount of Adverse Consequences exceeds $25,000 in the aggregate, in which case Acquiror may make a claim for the full amount of such Adverse Consequences, including the first $25,000.

                            ARTICLE X

                        GENERAL PROVISIONS

     10.1  No Survival Past Effective Time.  The
representations, warranties, covenants and agreements set forth in this Agreement shall terminate at the Effective Time, except that the agreements set forth in Article II, Sections 6.4, 6.10, 8.3, 8.4, Article IX and this Article X shall survive the
Effective Time.

     10.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with confirmation of receipt) to the parties at the following address (or at such other address for a party as shall be specified by like notice):

     if to Acquiror or
     Merger Sub, to:          Ohio Farmers Insurance Company
                              One Park Circle
                              P. O. Box 5001
                              Westfield Center, Ohio  44251-5001
                              Attention:  Robert J. Joyce,
                                          Executive Vice
                                          President and Chief
                                          Operating Officer
                              Facsimile No.:  330-887-6295
                              Telephone No.: 330/887-6459

     with a copy to:          John W. Cook, III
                              Bricker & Eckler LLP
                              100 South Third Street
                              Columbus, Ohio 43215
                              Facsimile No.: 614/227-2390
                              Telephone No.: 614/227-2383

     if to Target, to:        Old Guard Group, Inc.
                              2929 Lititz Pike
                              P. O. Box 3010
                              Lancaster, PA  17604
                              Attention:  David E. Hosler
                              Facsimile No.:  717/569-3480
                              Telephone No.:  717/569-5361

     with a copy to:          Stevens & Lee
                              1275 Drummers Lane
                              P. O. Box 236
                              Wayne, PA  19087-0236
                              Attention:  Jeffrey B. Waldron
                              Facsimile No.:  610/687-1384
                              Telephone No.:  610/293-4961

     10.3 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart.

     10.4 Entire Agreement; Nonassignability: Parties in Interest. This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the Exhibits, and the Target Disclosure Schedule (a) constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof, except for the Confidentiality Agreement, which shall continue in full force and effect, and shall survive any termination of this Agreement or the Closing, in accordance with its terms; (b) are not intended to confer upon any other Person any rights or remedies hereunder, except as set forth in Sections 2.6, 6.11 and 9.1; and (c) shall not be assigned by operation of law or otherwise, except that Acquiror may assign its rights under this Agreement to any of its Subsidiaries, provided that if such assignee Subsidiary fails to perform any obligation hereunder, Acquiror shall remain liable for full performance thereof.

     10.5 Severability. In the event any provision of this Agreement or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     10.6 Remedies Cumulative. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy.

     10.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.

     10.8 Rules of Construction. The Parties have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.

     IN WITNESS WHEREOF, Target, Acquiror and Merger Sub have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized, all as of the date first written above.

                              OLD GUARD GROUP, INC.

                              By:_______________________________
                                 Name:  David E. Hosler
                                 Title: President and Chief
                                        Executive Officer


                              OHIO FARMERS INSURANCE COMPANY

                              By:_______________________________
                                 Name:  R. Cary Blair
                                 Title: Chief Executive Officer


                              WESTFIELD MERGER SUB, INC.

                              By:_______________________________
                                 Name:  R. Cary Blair
                                 Title: President and Chief
                                        Executive Officer



                            EXHIBIT A

                           DEFINITIONS

     In addition to the other definitions set forth in this Agreement, the following terms shall have the meanings set forth in this Exhibit A:

          "Acquiror" shall mean Ohio Farmers Insurance Company, an Ohio corporation.

          "Adverse Consequences" shall have the meaning set forth in Section 9.1.

          "Affiliate" shall have the meaning set forth in
Section 12b-2 of the Exchange Act.

          "Agreement" shall have the meaning set forth in the first paragraph to this Agreement.

          "Annual Statements" shall have the meaning set forth in Section 3.9(a).

          "Antitrust Laws" shall have the meaning set forth in
Section 6.6(b).

          "Articles of Incorporation" shall have the meaning set forth in Section 3.1.

          "Bylaws" shall have the meaning set forth in Section
3.1.

          "CERCLA" means the Comprehensive Environmental
Response, Compensation and Liability Act, as amended.

          "Certificate of Merger" shall have the meaning set forth in Section 2.1.

          "Certificate" or "Certificates" shall have the meaning set forth in Section 2.11(c).

          "Closing" shall have the meaning set forth in Section
2.2.

          "Closing Date" shall have the meaning set forth in
Section 2.2.

          "COBRA" means the federal Consolidated Omnibus Budget
Reconciliation Act of 1985, as amended.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Confidential Information" shall have the meaning set forth in Section 3.11(g).

          "Confidentiality Agreement" shall have the meaning set forth in Section 6.4.

          "Contract" or "Contracts" means any mortgage, indenture, lease, note, contract or other agreement or instrument to which a Person is a party or by which such Person or such Person's assets are or may be bound.

          "Data Processing Systems" shall have the meaning set forth in Section 3.34(b).

          "Dissenters Rights Law" shall have the meaning set forth in Section 2.13(a).

          "Dissenting Shares" shall have the meaning set forth in Section 2.13(a).

          "Effective Time" shall have the meaning set forth in
Section 2.2.

          "Environmental and Safety Laws" shall mean any federal, state or local laws, ordinances, codes, regulations, rules, policies and orders that are intended to assure the protection of the environment, or that classify, regulate, call for the remediation of, require reporting with respect to, or list or define air, water, groundwater, solid waste, hazardous or toxic substances, materials, wastes, pollutants or contaminants, or which are intended to assure the safety of employees, workers or other Persons, including the public.

          "ERISA" means the Employee Retirement Income Security
Act of 1974, as amended, as set forth in Section 3.14(a).

          "ERISA Affiliate" shall have the meaning set forth in
Section 3.14(c)(vii).

          "ESOP" shall have the meaning set forth in Section
3.14(f).

          "Exchange Act" means the Securities Exchange Act of
1934, as amended, as set forth in Section 3.4.

          "Exchange Agent" shall have the meaning set forth in
Section 2.11(a).

          "Exchange Fund" shall have the meaning set forth in
Section 2.11(b).

          "Exhibits" shall have the meaning set forth in Article
I to this Agreement.

          "Facilities" shall mean all buildings and improvements on the Property of Target or its Subsidiaries.

          "GAAP" shall have the meaning set forth in Section
3.4.

          "Governmental Entity" means any court, administrative agency or commission or other governmental or regulatory agency, authority or instrumentality of any federal, state, local or foreign government, of any kind, type or nature.

          "Hazardous Materials" shall mean any toxic or hazardous substance, material or waste or any pollutant or contaminant, or infectious or radioactive substance or material, including without limitation, those substances, materials and wastes defined in or regulated under any Environmental and Safety Laws.

          "HSR Act" means the Hart-Scott-Rodino Antitrust
Improvements Act of 1976, as amended, as set forth in Section
3.3.

          "Indemnified Parties" shall have the meaning set forth in Section 6.10(a).

          "Insurance Authorities" shall have the meaning set forth in Section 3.9(a).

          "Insurance Licenses" shall have the meaning set forth in Section 3.9(a).

          "Insurance Reports" shall have the meaning set forth in Section 3.9(a).

          "Intellectual Property" shall have the meaning set forth in Section 3.11(a).

          "Liens" shall have the meaning set forth in Section
3.1.

          "Material Adverse Effect" with respect to any Person means any event, change, condition or effect that (i) has, or could reasonably be expected to have, a materially adverse effect on the condition (financial or otherwise), properties, assets, liabilities, business, operations, results of operations or prospects of such Person and its Subsidiaries, taken as a whole (whether or not arising from transactions in the ordinary course of business) (excluding changes in security portfolio values due to changes in interest rates or changes in GAAP that affect the insurance industry as a whole), or (ii) materially impairs, or could reasonably be expected to materially impair, the ability of such Person to perform its obligations under this Agreement or any related agreement or to consummate the Merger and the other transactions contemplated by this Agreement.

          "Merger Consideration" shall have the meaning set forth in Section 2.6(a).

          "Merger Sub Common Stock" shall have the meaning set forth in Section 2.8.

          "Merger Sub" means Westfield Merger Sub, Inc., an Ohio corporation and wholly owned subsidiary of Acquiror.

          "Merger" shall have the meaning set forth in Paragraph
A of the Recitals to this Agreement.

          "MRP" shall have the meaning set forth in Section 3.2.

          "NAIC" means the National Association of Insurance
Commissioners.

          "NASD" means the National Association of Securities
Dealers, Inc.

          "New Employment Agreements" shall have the meaning set forth in Section 5.3.

          "Ohio Law" shall have the meaning set forth in Section
2.1.

          "Option" shall have the meaning set forth in Section
2.7.

          "Option Cancellation Agreements" shall have the meaning set forth in Section 5.4.

          "Option Termination Consideration" shall have the meaning set forth in Section 2.7.

          "Order" shall have the meaning set forth in Section
6.6(b).

          "Parties" shall mean Acquiror, Merger Sub and Target collectively.

          "Party" shall mean Acquiror, Merger Sub or Target individually.

          "PCBs" shall have the meaning set forth in Section
3.12.

          "Pennsylvania Law" shall have the meaning set forth in
Section 2.1.

          "PEO" means All Staffing, Inc., a Tennessee corporation.

          "Person" means any natural person or individual, trustee, corporation, general or limited partnership, limited liability company or partnership, joint venture, joint stock company, bank, firm, Governmental Entity, trust, association, organization or unincorporated entity of any kind.

          "Property" shall mean all real property leased or owned by Target or its Subsidiaries either currently or in the past.

          "Proxy Statement" shall have the meaning set forth in
Section 3.22.

          "Quarterly Statements" shall have the meaning set forth in Section 3.9(a).

          "Restructuring Option" shall have the meaning set forth in Section 2.1.

          "Rights Plan" shall have the meaning set forth in
Section 3.27.

          "SAAP" shall have the meaning set forth in Section
3.9(a).

          "Schedule" shall refer to an applicable portion of the Target Disclosure Schedule.

          "SEC" means the Securities and Exchange Commission, as set forth in Section 3.4.

          "Sections" shall have the meaning set forth in Article
I to this Agreement.

          "Securities Act" means the Securities Act of 1933, as amended, as set forth in Section 3.4.

          "Selected Stockholders" shall have the meaning set forth in Recital C and shall consist of those persons identified on Schedule 3.26.

          "Southern Title" means Southern Title Insurance
Company, a Virginia corporration, as set forth in Section
3.36(a).

          "Subsidiary" or "Subsidiaries" shall mean, with respect to any Party, any corporation, limited liability company, partnership, trust, limited partnership, joint venture, or other business association or entity, at least a majority of the voting securities or economic interests of which is directly or indirectly owned or controlled by such Party or by any one or more of its Subsidiaries.

          "Superior Proposal" shall have the meaning set forth in Section 5.2.

          "Surviving Corporation" shall have the meaning set forth in Section 2.1.

          "Takeover Proposal" shall have the meaning set forth in Section 8.3(f).

          "Target" shall mean Old Guard Group, Inc., a
Pennsylvania corporation.

          "Target 1999 Audited Statements" shall have the meaning set forth in Section 3.4.

          "Target Authorizations" shall have the meaning set forth in Section 3.9(c).

          "Target Balance Sheet Date" shall have the meaning set forth in Section 3.5.

          "Target Balance Sheet" shall have the meaning set forth in Section 3.6.

          "Target Common Stock" shall have the meaning set forth in Section 2.6(a).

          "Target Disclosure Schedule" shall have the meaning set forth in the first paragraph of Article III.

          "Target Disclosure Schedule" shall refer to the entire
Disclosure Schedule delivered by Target to Acquiror on the date of the Agreement and attached to this Agreement.

          "Target Employee Plans" shall have the meaning set forth in Section 3.14(a).

          "Target Financial Statements" shall have the meaning set forth in Section 3.4.

          "Target Option Agreement" shall have the meaning set forth in Paragraph C of the Recitals, the form of which is attached hereto as Exhibit B.

          "Target SEC Documents" shall have the meaning set forth in Section 3.4.

          "Target Stock Option Plans" shall have the meaning set forth in Section 2.7.

          "Target Stockholders Meeting" shall have the meaning set forth in Section 3.22.

          "Target" means Mt. Laurel Group, Inc., a Pennsylvania corporation.

          "Tax Authority" means any Governmental Entity responsible for the imposition or collection of any Tax or with whom any Tax Return is required to be filed.

          "Tax Return" shall mean any return, statement, report or form (including estimated Tax returns and reports, withholding Tax returns and reports and information reports and returns) required to be filed with respect to Taxes.

          "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, premium, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Tax Authority, (ii) any liability for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period and (iii) any liability for the payment of any amounts of the type described in (i) or (ii) as a result of any express or implied obligation to indemnify any other Person.

          "Third Party Intellectual Property Rights" shall have the meaning set forth in Section 3.11(b).

          "Treasury Regulations" shall mean regulations adopted by the Internal Revenue Service pursuant to the Code.

          "Trigger Event" shall have the meaning set forth in
Section 8.3(e).

          "Trust Agreement" shall have the meaning set forth in
Section 3.14(f).

          "Trustee" means the Bank of Lancaster, N.A. as set forth in Section 3.14(f).

          "Voting Agreement" shall have the meaning set forth in Paragraph C of the Recitals, the form of which is attached hereto as Exhibit C.

          "Waiver Agreement" shall have the meaning set forth in
Section 5.3.

          "WARN Act" shall mean the federal Worker Adjustment and Retraining Notification Act of 1988, as amended.



                                                        EXHIBIT
B

                     TARGET OPTION AGREEMENT

     This Target Option Agreement (this "Agreement") is dated as of May 10, 2000 between Ohio Farmers Insurance Company, an Ohio corporation ("Acquiror"), and Old Guard Group, Inc., a
Pennsylvania corporation ("Target"). Acquiror and Target are hereinafter collectively referred to as the "Parties" and individually as a "Party."

                            Recitals

     A. Concurrently with the execution and delivery of this Agreement, Target, Acquiror and Westfield Merger Sub, Inc., an Ohio corporation ("Merger Sub"), are entering into an Agreement and Plan of Reorganization, dated as of the date hereof as amended from time to time (the "Reorganization Agreement"), providing that, among other things, upon the terms and subject to the conditions thereof, Target and Merger Sub shall merge (the "Merger").

     B. As a condition and inducement to Acquiror's willingness to enter into the Reorganization Agreement, Acquirer has required that Target agree, and Target has so agreed, to grant to Acquiror an option with respect to certain shares of Target's common stock on the terms and subject to the conditions set forth herein.

     C. Capitalized terms used herein (or other terms defined in the Reorganization Agreement) but not defined in this Agreement shall have the meanings set forth in the Reorganization Agreement.

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein and in the Reorganization Agreement, the receipt, sufficiency and adequacy of which is hereby acknowledged, the Parties agree as follows:

     1. Grant of Option. Target hereby grants Acquiror an irrevocable option (the "Target Option") to purchase up to 367,000 shares (the "Target Shares") of the common stock, without par value, of Target (the "Target Common Stock") in the manner set forth herein at a price (the "Exercise Price") equal to $12.00 per Target Share, payable in cash.

     2. Exercise of Option. The Target Option may be exercised by Acquiror, in whole or in part, at any time or from time to time, after the occurrence of any of the events described in Section 8.3(b) of the Reorganization Agreement, or if a Takeover Proposal or Trigger Event is consummated as set forth in Section 8.3(c) of the Reorganization Agreement. In the event Acquiror elects to exercise the Target Option, Acquiror shall deliver to Target a written notice (an "Exercise Notice") specifying the total number of Target Shares it wishes to purchase pursuant thereto. Each closing of a purchase of Target Shares (a "Closing") shall occur at a place, on a date, and at a time designated by Acquiror in an Exercise Notice delivered at least two business days prior to the date of the Closing.
Except as provided in the last sentence of this Section 2, the Target Option shall terminate upon the earlier of: (i) the Effective Time; (ii) the termination of the Reorganization Agreement pursuant to Section 8.1 thereof (other than a termination in connection with which Acquiror is or will be entitled to any payments as specified in Section 8.3(b) or (c) thereof); (iii) 181 days following any termination of the Reorganization Agreement in connection with which Acquiror is or will be entitled to a payment as specified in Section 8.3(b) thereof (or if, at the expiration of such 181 day period, the Target Option cannot be exercised by reason of any applicable judgment, decree, order, law or regulation, ten (10) business days after such impediment to exercise shall have been removed or shall have become final and not subject to appeal); or (iv) 12 months and one day following any termination of the Reorganization Agreement in connection with which Acquiror is or will be entitled to a payment as specified in Section 8.3(c) thereof (or if, at the expiration of such 12 months and one day period, the Target Option cannot be exercised by reason of any applicable judgment, decree, order, law or regulation, ten (10) business days after such impediment to exercise shall have been removed or shall have become final and not subject to appeal). Notwithstanding the termination of the Target Option, Acquiror shall be entitled to exercise the Target Option if it has given the Exercise Notice in accordance with the terms hereof prior to the termination of the Target Option, and the termination of the Target Option shall not affect any rights hereunder which by the terms of this Agreement do not terminate or expire prior to or as of such termination.

     3. Conditions to Closing. The obligation of Target to issue the Target Shares to Acquiror hereunder is subject to the conditions that (i) all waiting periods, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder ("HSR Act"), applicable to the issuance of the Target Shares hereunder shall have expired or have been terminated; (ii) all consents, approvals, orders or authorizations of, or declarations or filings with, any Federal, state or local administrative agency or commission or other Federal, state or local governmental authority or instrumentality, if any, including any applicable state Department of Insurance, required in connection with the issuance of the Target Shares hereunder shall have been obtained or made, as the case may be; and (iii) no preliminary or permanent injunction or other order by any court of competent jurisdiction or governmental agency prohibiting or otherwise restraining such issuance shall be in effect.

     4. Closing. At any Closing, (a) Target will deliver to Acquiror a single certificate in definitive form representing the number of Target Shares designated by Acquiror in its Exercise Notice, such certificate to be registered in the name of Acquiror and to bear the legend set forth in Section 9, and
(b) Acquiror will deliver to Target the aggregate price for the Target Shares so designated and being purchased by wire transfer of immediately available funds. At any Closing at which Acquirer is exercising the Target Option in part, Acquiror shall present and surrender this Agreement to Target, and Target shall deliver to Acquiror an executed new agreement with the same terms as this Agreement evidencing the right to purchase the balance of the shares of Target Common Stock purchasable hereunder.

     5. Representations and Warranties of Target. Target represents and warrants to Acquirer as follows as of the date hereof and as of each date up to and including each Closing:

          (a) Target is a corporation duly organized, validly existing and in good standing under the laws of the State of Pennsylvania and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder;

          (b) the execution and delivery of this Agreement by Target and the consummation by Target of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Target and no other corporate proceedings on the part of Target are necessary to authorize this Agreement or any of the transactions contemplated hereby;

          (c) this Agreement has been duly executed and delivered by Target and constitutes a valid and binding obligation of Target enforceable against Target in accordance with its terms, except as enforceability may be limited by bankruptcy and other laws affecting the rights and remedies of creditors generally and general principles of equity;

          (d) Target has taken all necessary corporate action to authorize and reserve for issuance and to permit it to issue, upon exercise of the Target Option, and at all times from the date hereof through the expiration of the Target Option will have reserved, that number of unissued Target Shares that are subject to the Target Option, all of which, upon their issuance and delivery in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable;

          (e) upon delivery of the Target Shares to Acquiror upon the exercise of the Target Option, Acquiror will acquire the Target Shares free and clear of all Liens, except for such Liens, if any, as may be created by Acquiror;

          (f) except as may be required under the Securities Act of 1933 as amended (the "Securities Act"), the execution and delivery of this Agreement by Target does not, and the performance of this Agreement by Target will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a benefit under, or the creation of a Lien on assets pursuant to (any such conflict, violation, default, right of termination, cancellation or acceleration, loss or creation, a "Violation"), (A) any provision of the Articles of Incorporation or Bylaws or other similar organizational documents of Target, or (B) any provisions of any Contract, permit, concession, franchise, or license to which Target or any of its Subsidiaries is a party or by which any one or more of them is bound, or (C) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Target or its Subsidiaries or their respective properties or assets, which Violation, in the case of each of clauses (B) and (C), would have a Material Adverse Effect on Target; and

          (g) except as described in Section 3.3 of the Reorganization Agreement and Section 3(i) of this Agreement, and except as may be required under the Securities Act, the execution and delivery of this Agreement by Target does not, and the performance of this Agreement by Target will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority.

     6. Representations and Warranties of Acquiror. Acquiror represents and warrants to Target as follows, as of the date hereof and as of each date up to and including each Closing:

          (a) Acquiror is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder;

          (b) the execution and delivery of this Agreement by Acquiror and the consummation by Acquiror of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Acquiror and no other corporate proceedings on the part of Acquiror are necessary to authorize this Agreement or any of the transactions contemplated hereby;

          (c) this Agreement has been duly executed and delivered by Acquiror and constitutes a valid and binding obligation of Acquiror enforceable against Acquiror in accordance with its terms, except as enforceability may be limited by bankruptcy and other laws affecting the rights and remedies of creditors generally and general principles of equity;

          (d) except as described in Section 4.2 of the Reorganization Agreement, the execution and delivery of this Agreement by Acquiror does not, and the performance of this Agreement by Acquiror will not, result in any Violation pursuant to, (A) any provision of the Articles of Incorporation or Bylaws or similar organizational documents of Acquiror, (B) any provisions of any Contract, permit, concession, franchise, or license to which Acquiror is a party or by which it is bound, or
(C) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Acquiror or its properties or assets, which Violation, in the case of each of clauses (B) and
(C), would have a Material Adverse Effect on Acquiror;

         (e) except as described in Section 4.2 of the Reorganization Agreement and Section 3(i) of this Agreement, and except as may be required under the Securities Act, the execution and delivery of this Agreement by Acquiror does not, and the performance of this Agreement by Acquiror will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority; and

          (f) any Target Shares acquired upon exercise of the Target Option will not be, and the Target Option is not being, acquired by Acquiror with a view to the public distribution thereof within the meaning of the Securities Act.

     7.   Registration Rights.

          (a) Following the termination of the Reorganization Agreement, Acquiror may by written notice (the "Registration Notice") to Target request Target to register under the Securities Act all or any part of the shares of Target Common Stock acquired pursuant to this Agreement (the "Restricted Shares") beneficially owned by Acquiror (the "Registrable Securities"). Target (and/or any person designated in writing by Target to Acquiror) shall thereupon have the option exercisable by written notice delivered to Acquiror within ten
(10) business days after the receipt of the Registration Notice, irrevocably to agree to purchase all or any part of the Registrable Securities for cash at a price (the "Option Price") equal to the product of (i) the number of Registrable Securities multiplied by (ii) the average of the closing prices of such shares of Target Common Stock on the NASDAQ National Market (or such other exchange or inter-dealer quotation system on which Target Common Stock is then listed or quoted) for the ten trading days immediately preceding the Notice Date. Any such purchase of Registrable Securities by Target shall take place at a closing to be held at the principal executive offices of Acquiror at any reasonable date and time designated by Target and/or such designee in such notice within ten (10) business days after delivery of such notice. Any payment for the shares to be purchased hereunder shall be made by delivery of the Option Price at the time of such closing by wire transfer of immediately available funds.

          (b) If Target does not elect to exercise its option to purchase pursuant to Section 7(a) with respect to all Registrable Securities, Target shall use commercially reasonable efforts to effect, as promptly as reasonably practicable, the registration under the Securities Act of the unpurchased Registrable Securities (including without limitation a shelf registration statement under Rule 415 promulgated under the Securities Act); provided, however, that (i) Acquiror shall not be entitled to more than an aggregate of two effective registration statements hereunder, and (ii) Target will not be required to file any such registration statement during any period of time (not to exceed 45 days after such request in the case of clause (A) below or 135 days in the case of clauses (B) and (C) below) when (A) Target is in possession of material nonpublic information which it reasonably believes (i) would be detrimental to be disclosed at such time, and (ii) after consultation with counsel to Target, such information would have to be disclosed if a registration statement were filed at that time; (B) Target is required under the Securities Act to include audited financial statements for any period in such registration statement and such financial statements are not yet reasonably available for inclusion in such registration statement; or (C) Target determines, in its reasonable judgment, that such registration would materially interfere with any financing, acquisition or other material transaction involving Target or any of its Subsidiaries. Without Acquiror's prior written consent, no securities other than the Registrable Securities shall be included in any such registration. If consummation of the sale of any Registrable Securities pursuant to a registration hereunder does not occur within 120 days after the initial filing with the SEC of the registration statement, the provisions of this Section 7 shall again be applicable to any proposed registration and the filing of such registration statement shall not reduce the number of registrations Acquiror may request pursuant to this Section 7. Target shall use commercially reasonable efforts to cause any Registrable Securities registered pursuant to this Section 7 to be qualified for sale under the securities or Blue Sky laws of such jurisdictions as Acquiror may reasonably request and shall continue such registration or qualification in effect in such jurisdiction; provided, however, that Target shall not be required to qualify to do business in, or consent to general service of process in, any jurisdiction by reason of this provision.

          (c) The registration rights set forth in this Section 7 are subject to the condition that Acquiror shall provide Target with such information with respect to Acquiror's Registrable Securities, the plans for the distribution thereof, and such other information with respect to Acquiror as, in the reasonable judgment of counsel for Target, is necessary to enable Target to include in such registration statement all material facts required to be disclosed with respect to a registration thereunder.

          (d) If the Target Common Stock is then authorized for quotation or trading or listing on the New York Stock Exchange, the NASDAQ National Market System, or any other securities exchange or automated quotations system, then upon the request of Acquiror, Target shall promptly file an application, if required, to authorize for quotation, trading or listing the shares of Registrable Securities on such exchange or system and will use commercially reasonable efforts to obtain approval, if required, of such quotation, trading or listing as soon as reasonably practicable.

          (e) If Target shall propose to register under the Securities Act the offering, sale and delivery of Target Common Stock for cash for its own account or for any other stockholder of Target pursuant to a firm commitment underwriting, Target shall, in addition to Target's other obligations under this
Section 7, grant Acquiror the right to participate in such registration so long as Acquiror participates in the underwriting; provided, however, that, if the managing underwriter of such offering advises Target in writing that in its reasonable opinion the number of shares of Target Common Stock requested to be included in such registration exceeds the number which can be sold in such offering, Target shall, after fully including therein all shares of Target Common Stock to be sold by Target, include the shares of Target Common Stock requested to be included therein by Acquiror pro rata (based on the number of shares of Target Common Stock intended to be included therein) with the shares of Target Common Stock intended to be included therein by persons other than Target.

          (f) A registration effected under this Section 7 shall be effected at Target's expense, except for underwriting discounts and commissions and the fees and the expenses of counsel to Acquiror, and, if such sale of Registrable Securities is being conducted by means of an underwritten public offering, Target shall provide to the underwriters such documentation (including certificates, opinions of counsel and "comfort" letters from auditors) as are customary in connection with underwritten public offerings as such underwriters may reasonably require. In connection with any such registration, the Parties agree (i) to indemnify each other and the underwriters in the customary manner, and (ii) if such sale of Registrable Securities is being conducted by means of an underwritten public offering, to enter into an underwriting agreement in form and substance customary to transactions of this type with the underwriters participating in such offering.

     8.   Adjustment Upon Changes in Capitalization.

          (a) In the event of any change in Target Common Stock by reason of stock dividend, split-up, merger (other than the Merger), recapitalization, combination, exchange of shares or the like, the type and number of shares or securities subject to the Target Option, and the purchase price per share provided in
Section 1, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction so that Acquiror shall receive, upon exercise of the Target Option, the number and class of shares or other securities or property that Acquiror would have received in respect of the Target Common Stock if the Target Option had been exercised immediately prior to such event or the record date therefor, as applicable.

          (b) In the event Target enters in an agreement: (i) to consolidate with or merge into any Person, other than Acquiror or one of its Subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger; (ii) to permit any Person, other than Acquiror or one of its Subsidiaries, to merge into Target whereby Target shall be the continuing or surviving corporation and the shares of Target Common Stock outstanding immediately prior to such merger shall be changed into or exchanged for stock or other securities of Target or any other person or cash or any other property, or the outstanding shares of Target Common Stock immediately prior to such merger shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company; or (iii) to sell or otherwise transfer all or substantially all of its assets to any Person, other than Acquirer or one of its Subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provisions so that upon the consummation of any such transaction and upon the terms and conditions set forth herein, Acquiror shall receive for each Target Share with respect to which the Target Option has not been exercised an amount of consideration in the form of and equal to the per share amount of consideration that would be received by the holder of one share of Target Common Stock less the Exercise Price (and, in the event of an election or similar arrangement with respect to the type of consideration to be received by holders of Target Common Stock, subject to the foregoing, proper provision shall be made so that Acquiror, as holder of the Target Option, would have the same election or similar rights as would the holder of the number of shares of Target Common Stock for which the Target Option is then exercisable).

     9. Restrictive Legend. Each certificate representing shares of Target Common Stock issued to Acquiror hereunder shall include a legend in substantially the following form:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT
BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED,
AND MAY BE REOFFERED OR SOLD ONLY IF SO REGISTERED OR IF AN
EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

          10. Binding Effect; No Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Except as expressly provided in this Agreement, neither this Agreement nor the rights or the obligations of either Party are assignable, except by operation of law, or with the written consent of the other Party. Nothing contained in this Agreement, express or implied, is intended to confer upon any Person other than the Parties and their respective permitted assigns any rights or remedies of any nature whatsoever. Any Restricted Shares sold by Acquiror in compliance with the provisions of Section 7 shall, upon consummation of such sale, be free of the restrictions imposed with respect to such shares by this Agreement, unless and until Acquiror shall repurchase or otherwise become the beneficial owner of such shares, and any transferee of such shares shall not be entitled to the rights of Acquiror. Certificates representing shares sold in a registered public offering pursuant to Section 7 shall not be required to bear the legend set forth in Section 9.

          11. Specific Performance. The Parties recognize and agree that if for any reason any provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each Party agrees that, in addition to other remedies, the other Party shall be entitled to an injunction restraining any violation or threatened violation of the provisions of this Agreement. In the event any action should be brought in equity to enforce the provisions of this Agreement, neither Party will allege, and each Party hereby waives the defense, that there is adequate remedy at law.

     12. Entire Agreement. This Agreement and the Reorganization Agreement constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the Parties or any of them with respect to the subject matter hereof.

     13. Further Assurance. Each Party shall execute and deliver all such further documents and instruments and take all such further actions as may be necessary in order to consummate the transactions contemplated hereby.

     14. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the other provisions of this Agreement, which shall remain in full force and effect. If any court or other competent authority holds any provision of this Agreement to be null, void or unenforceable, the Parties shall negotiate in good faith the execution and delivery of an amendment to this Agreement in order, as nearly as possible, to effectuate, to the extent permitted by law, the intent of the Parties with respect to such provision. Each Party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof to be null, void or unenforceable, or order any Party to take any action inconsistent herewith, or not take any action required herein, the other Party shall not be entitled to specific performance of such provision or part hereof or to any other remedy, including but not limited to money damages, for breach hereof or of any other provision of this Agreement or part hereof as the result of such holding or order.

     15. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with confirmation of receipt) to the Parties at the following address (or at such other address for a Party as shall be specified by like notice).

     if to Acquiror or Merger
     Sub, to:                 Ohio Farmers Insurance Company
                              One Park Circle
                              P. O. Box 5001
                              Westfield Center, Ohio  44251-5001
                              Attention:  Robert J. Joyce
                              Facsimile No.:   330-887-6295
                              Telephone No.:  330/887-6459

     with a copy to:          Bricker & Eckler LLP
                              100 South Third Street
                              Columbus, Ohio 43215
                              Attention:  John W. Cook, III
                              Facsimile No.:   614/227-2390
                              Telephone No.:  614/227-2383

     if to Target, to:        Old Guard Group, Inc.
                              2929 Lititz Pike
                              P. O. Box 3010
                              Lancaster, PA  17604
                              Attention:  David E. Hosler
                              Facsimile No.:  717/569-3480
                              Telephone No.: 717/569-5361

     with a copy to:          Stevens & Lee
                              1275 Drummers Lane
                              P. O. Box 236
                              Wayne, PA  19087-0236
                              Attention:  Jeffrey B. Waldron
                              Facsimile No.: 610/687-1384
                              Telephone No.: 610/293-4961

     16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio applicable to agreements made and to be performed entirely within such state without regard to any applicable conflicts of law rules.

     17. Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     18. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart.

     19. Amendments; Waiver. This Agreement may be amended by the Parties and the terms and conditions hereof may be waived only by an instrument in writing signed on behalf of each of the Parties, or, in the case of a waiver, by an instrument signed on behalf of the Party waiving compliance.

     20. Termination. This Agreement shall terminate upon termination of the Target Option. Notwithstanding the foregoing, if all or a portion of the Target Option shall have been exercised prior to the termination of the Target Option, all representations and warranties in this Agreement of a Party shall survive any such termination, and all covenants of a Party and other provisions in Sections 7 and 9 through 21 shall survive any such termination. No such termination shall extinguish any liability of a Party for breach of its obligations under this Agreement.

     21. Expenses. Each of the Parties shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the negotiation, execution and performance of this Agreement, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

     IN WITNESS WHEREOF, the Parties have executed this Agreement by their respective duly authorized officers as of the date first above written.

                              OHIO FARMERS INSURANCE COMPANY

                              By:_______________________________
                                 Name: R. Cary Blair
                                 Title:  Chief Executive Officer

                              OLD GUARD GROUP, INC.

                              By:_______________________________
                                 Name: David E. Hosler
                                 Title:  President and Chief
                                         Executive Officer



                                                       EXHIBIT C

                        VOTING AGREEMENT

     This Voting Agreement (this "Agreement") is made and entered into as of May 10, 2000, between the undersigned stockholders (each a "Stockholder" and collectively the "Stockholders") of Old Guard Group, Inc., a Pennsylvania corporation ("Target"), and Ohio Farmers Insurance Company, an
Ohio corporation ("Acquiror"). The Stockholders and Acquiror are hereinafter collectively referred to herein as the "Parties" and individually as a "Party."

                            RECITALS

     A. Concurrently with the execution and delivery of this Agreement, Target and Acquirer are entering into an Agreement and Plan of Reorganization dated as of the date hereof as the same may be amended from time to time (the "Reorganization Agreement"), providing for the merger of Target with and into a wholly owned subsidiary of Acquiror (the "Merger") pursuant to the terms and conditions thereof.

     B. As a condition and an inducement to Acquiror entering into the Reorganization Agreement, pursuant to which each Stockholder will receive the consideration provided for in the Reorganization Agreement in exchange for each share of common stock, with no par value, of Target (the "Target Common Stock") owned by such Stockholder, Acquiror has required that the Stockholders agree, and the Stockholders have so agreed, to enter into this Agreement whereby each Stockholder will agree to vote such Stockholder's Shares (as defined below) in favor of the Merger and against any competing merger proposal.

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein and in the Reorganization Agreement, the receipt, sufficiency and adequacy of which are hereby acknowledged, the Parties agree as follows:

     1.   Representations and Warranties of the Stockholders.
Each Stockholder represents and warrants to Acquiror that such
Stockholder:

          (a) is the beneficial owner of that number of shares of Target Common Stock set forth opposite such Stockholder's name on Exhibit A (such Stockholder's "Shares");

          (b) except as described in Exhibit A, does not beneficially own (as such term is defined in the Securities Exchange Act of 1934, as amended (the "Exchange Act")) or own of record any shares of Target Common Stock other than such Stockholder's Shares, other than shares of Target Common Stock which such Stockholder has the right to obtain upon the exercise of stock options outstanding on the date hereof as described on Exhibit A; and

          (c) has the right, power and authority to execute and deliver this Agreement and to perform such Stockholder's obligations under this Agreement, and this Agreement has been duly executed and delivered by such Stockholder and constitutes a valid and legally binding agreement of such Stockholder, enforceable in accordance with its terms; and such execution, delivery and performance by such Stockholder of this Agreement will not (i) conflict with, require a consent, waiver or approval under, result in a breach of or default under, or result in the termination of, any term of any contract, agreement, understanding, commitment or other obligation (written or oral) to which such Stockholder is a party or by which such Stockholder is bound; (ii) violate any order, judgment, writ, injunction, decree or statute, or any rule or regulation, applicable to Stockholder or any of the properties or assets of such Stockholder; or (iii) result in the creation of, or impose any obligation on such Stockholder to create, any lien, charge or other encumbrance of any nature whatsoever upon the Shares, other than in favor of Acquiror.

     The representations and warranties contained herein shall be made as of the date hereof and as of each date from the date hereof through and including the date that the Merger is consummated or this Agreement is terminated in accordance with its terms.

     2. Agreement to Vote Shares. At each meeting of the stockholders of Target, each Stockholder shall be present (in person or by proxy) and vote such Stockholder's Shares and any New Shares (as defined in Section 4), and shall cause any holder of record of such Stockholder's Shares or New Shares to be present and vote, (a) in favor of adoption and approval of the Reorganization Agreement and the Merger (and each other action and transaction contemplated by the Reorganization Agreement or by this Agreement) and (b) against any Takeover Proposal (as defined in the Reorganization Agreement) other than the Merger (or any other Takeover Proposal of Acquiror) and against any proposed action or transaction that would prevent or intentionally delay consummation of the Merger (or other Takeover Proposal of Acquiror) or is otherwise inconsistent therewith at every meeting of the stockholders of Target at which any such matters are considered and at every adjournment thereof. Any such vote shall be cast, or consent shall be given, in accordance with such procedures relating thereto as shall ensure that it is duly counted for purposes of determining that a quorum is present and for purposes of recording the results of such vote. Each Stockholder shall deliver to Acquiror upon request a proxy substantially in the form attached hereto as Exhibit B, which proxy shall be coupled with an interest and irrevocable to the extent permitted under Pennsylvania law, with the total number of such Stockholder's Shares and any New Shares correctly indicated thereon. Each Stockholder hereby revokes any and all previous proxies granted with respect to such Stockholder's Shares. Each Stockholder shall also use reasonable best efforts to take, or cause to be taken, all action, and do, or cause to be done, all things necessary or advisable in order to consummate and make effective the transactions contemplated by this Agreement.

     3. No Voting Trusts. After the date hereof, each Stockholder agrees that such Stockholder will not, nor will such Stockholder permit any entity under such Stockholder's control to, deposit any Shares or New Shares in a voting trust or subject any Shares or New Shares to any lien or agreement, proxy, arrangement or understanding with respect to the voting of such Shares other than with or in favor of Acquiror.

     4. Additional Purchases. Each Stockholder agrees that in the event (a) of any stock dividend, stock split, recapitalization, reclassification, combination or exchange of shares of stock of Target on, of or affecting the Shares of such Stockholder, (b) such Stockholder purchases or otherwise acquires beneficial ownership of any shares of Target Common Stock after the execution of this Agreement (including by exercise of options), or (c) such Stockholder acquires the right to vote or share in the voting of any shares of Target Common Stock other than the Shares (collectively, "New Shares"), such Stockholder shall deliver promptly to Acquiror upon request an irrevocable proxy substantially in the form attached hereto as Exhibit B with respect to such New Shares. Each Stockholder also agrees that any New Shares acquired or purchased by such Stockholder shall be subject to the terms of this Agreement and shall constitute Shares to the same extent as if they were owned by such Stockholder on the date hereof.

     5.  No Encumbrances.

          (a) Except as expressly contemplated by this Agreement, each Stockholder's Shares and the certificates representing such Shares are now, and at all times during the term hereof will be, held by such Stockholder, or by a nominee or custodian for the benefit of such Stockholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever (other than to the extent set forth on Exhibit A to this Agreement), except for any encumbrances or proxies arising hereunder.

          (b) Notwithstanding the foregoing each Stockholder shall be permitted to sell (or pledge to Target in support of a loan) such portion of New Shares (but may not sell any New Shares to Target or its Subsidiaries (as defined in the Reorganization Agreement)) solely to pay the exercise price of any employee stock options and tax liabilities in respect of an exercise of employee stock options; provided that any such New Shares shall be sold (or pledged) subject to the irrevocable proxy referred to in Section 2.

     6. No Solicitation. Each Stockholder agrees that such Stockholder will not, directly or indirectly (i) take any action to solicit, initiate or encourage any Takeover Proposal (as defined in the Reorganization Agreement) or (ii) engage in negotiations with, or disclose any nonpublic information relating to Target or any of its Subsidiaries, to any person that has advised Target that it may be considering making, or that has made, a Takeover Proposal. Such Stockholder will promptly notify Acquiror after receipt of any Takeover Proposal or any notice that any person is considering making a Takeover Proposal or any request for nonpublic information relating to Target or any of its Subsidiaries or for access to the properties, books or records of Target or any of its Subsidiaries by any person that has advised Target that it may be considering making, or that has made a Takeover Proposal and will keep Acquiror fully informed of the status and details of any such Takeover Proposal notice, and shall provide Acquiror with a true and complete copy of such Takeover Proposal notice or any amendment thereto, if it is in writing, or a complete written summary thereof, if it is not in writing.

     7. Appraisal Rights. Each Stockholder agrees not to exercise any rights (including, without limitation, under Title 15, Article B, Chapter 19, Subchapter C, Section 1930 of the Pennsylvania General Corporation Law) to demand appraisal of any Target Common Stock which may arise with respect to the Merger.

     8. Reliance by Acquiror. Each Stockholder understands and acknowledges that Acquiror is entering into the Reorganization Agreement in reliance upon each Stockholder's execution and delivery of this Agreement.

     9. Action in Stockholder Capacity Only. Each Stockholder makes no agreement or understanding hereunder as an officer or director of Target. Each Stockholder executes this Agreement solely in such Stockholder's capacity as a beneficial owner of the Shares, and nothing herein shall limit or effect any actions taken in such Stockholder's capacity as an officer or director of Target. The obligations of each Stockholder under this Agreement are the several, and not joint, obligations of such Stockholder.

     10. Specific Performance. Each Party severally acknowledges that such Party will be impossible to measure in money the damage to the other Parties if the Party fails to comply with any of the obligations imposed by this Agreement, that every such obligation is material and that, in the event of any such failure, the other Parties will not have an adequate remedy at law or damages. Accordingly, each Party severally agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that any other Party has an adequate remedy at law. Each Party severally agrees that such Party will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with any other Party's seeking or obtaining such equitable relief.

     11. Heirs, Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective heirs, successors and assigns and shall not be assignable without the written consent of all other Parties, other than any assignment in whole or in part by Acquiror.

     12. Entire Agreement. This Agreement supersedes all prior agreements, written or oral, among the Parties with respect to the subject matter hereof and contains the entire agreement among the Parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by all the Parties. No waiver of any provisions hereof by any Party shall be deemed a waiver of any other provisions hereof by any such Party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such Party.

     13. Regulatory Approvals or Exemptions. The Parties acknowledge and agree that certain transactions contemplated by this Agreement may require receipt by Acquiror of certain regulatory approvals from, or the granting of one or more exemptions by, certain applicable insurance regulatory authorities with jurisdiction over Target and its Subsidiaries (as defined in the Reorganization Agreement). Upon request each Stockholder shall use commercially reasonable efforts to cooperate with Acquiror in obtaining any such required insurance regulatory approvals or exemptions relating to the transactions contemplated by this Agreement.

     14.  Miscellaneous.

          (a) Expenses. Each Party shall bear and pay all costs and expenses incurred by such Party or on such Party's behalf in connection with the negotiation of this Agreement, including fees and expenses of such Party's own financial consultants, investment bankers, accountants and counsel.

          (b) Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties, provided, however, that any amendment signed by Acquiror and any one or more Stockholders (but not by all Stockholders) shall be effective to amend this Agreement but only with respect to the mutual obligations of Acquiror and such executing Stockholder or Stockholders hereunder.

          (c) Governing Law. This Agreement shall be deemed a contract made under, and for all purposes shall be construed in accordance with, the internal laws of the State of Ohio without regard to principles of conflicts of law, except for those provisions relating to the voting and the proxy with respect to the Shares, which shall be governed by Pennsylvania law.

          (d) Severability. If any provision of this Agreement or the application of such provision to any person or circumstances shall be held invalid by a court of competent jurisdiction, the remainder of the provision held invalid and the application of such provision to persons or circumstances, other than the Party as to which it is held invalid, shall not be affected.

          (e) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

          (f) Termination. This Agreement shall terminate upon the earlier of (i) the Effective Date of the Merger (as provided in the Reorganization Agreement) or (ii) the termination of the Reorganization Agreement pursuant to Section 8.1 thereof, provided that no such termination shall extinguish any liability of a Party for breach of such Party's obligations under this Agreement. In addition, this Agreement may be terminated by Acquiror at any time and for any reason as to any or all Stockholders by delivery of a written notice of termination from Acquiror to such Stockholder or Stockholders, in which case all rights and obligations of Acquiror hereunder with respect to each such Stockholder and such Stockholder's Shares, and all obligations of each such Stockholder hereunder, shall immediately terminate; provided, however, that such termination by Acquiror pursuant to this sentence shall be without prejudice to the rights of any Party against any other Party or Parties arising out of or relating to a breach of this Agreement that occurred prior to such termination.

          (g) Headings. All Section headings herein are for convenience of reference only and are not part of this Agreement and no construction or reference shall be derived therefrom.

          (h) Notices. All notices, requests, claims, demands, and other communications under this Agreement must be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with confirmation of receipt), to the Parties at the following address (or at such other address for a Party as shall be specified by like notice):

     if to Acquiror, to:     Ohio Farmers Insurance Company
                             One Park Circle
                             P.O. Box 5001
                             Westfield Center, Ohio 44251-5001
                             Attention: Robert J. Joyce
                             Facsimile No.  330/887-6295
                             Telephone No.: 330/887-6459

     with a copy to:         Bricker & Eckler LLP
                             100 South Third Street
                             Columbus, Ohio 43215
                             Attention: John W. Cook, III
                             Facsimile No. 614/227-2390
                             Telephone No.: 614227-2383

     if to a Stockholder, to the address of such Stockholder set forth on the signature pages
                             hereto.

     with a copy to:         Old Guard Group, Inc.
                             2929 Lititz Pike
                             P. O. Box 3010
                             Lancaster, PA  17604
                             Attention:  David E. Hosler
                             Facsimile No.:  717/569-3480
                             Telephone No.: 717/569-5361

          (i) Further Assurances. In the event of any exercise of the Option or election to take the Cash Payment Amount, Target and the Stockholders shall execute and deliver all other documents and instruments and take all other actions that may be reasonably necessary in order to consummate the transactions contemplated by such exercise.

          (j) Restrictive Legend. Each Stockholder shall cause certificates for the Shares and New Shares to have typed or printed thereon a restrictive legend which shall read substantially as follows (if and to the extent true and necessary in light of legal and factual circumstances existing at such time).

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN PROVISIONS AS SET FORTH IN THAT CERTAIN VOTING AGREEMENT, DATED AS OF MAY 10, 2000, A COPY OF WHICH WILL BE MAILED BY THE COMPANY TO THE SHAREHOLDER WITHOUT CHARGE WITHIN FIVE (5) DAYS AFTER RECEIPT OF A WRITTEN REQUEST THEREFOR, WHICH CONTAINS RESTRICTIONS ON THE VOTING AND TRANSFER THEREOF."


     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

                              OHIO FARMERS INSURANCE COMPANY

                              By:_______________________________
                                 Name:__________________
                                 Title:_________________

                              THE STOCKHOLDERS:

                              By:_______________________________
                                 Name:__________________
                                 Title:_________________
                                 Address:_______________


                              By:_______________________________
                                 Name:__________________
                                 Title:_________________
                                 Address:_______________


                              By:_______________________________
                                 Name:__________________
                                 Title:_________________
                                 Address:_______________


                              By:_______________________________
                                 Name:__________________
                                 Title:_________________
                                 Address:_______________



     This Agreement is accepted and agreed to by the Company solely for purposes of providing copies of this Agreement as contemplated by the restrictive legend referred to in Section
15(j) hereof.

OLD GUARD GROUP, INC.


By:_______________________
Its:_______________________



                            EXHIBIT B

                          FORM OF PROXY

     The undersigned stockholder, for consideration received, hereby appoints [OFIC DESIGNEES] and each of them as the undersigned's proxies, with full power of substitution in each of them, to cast on behalf of the undersigned all votes entitled to be cast by the holder of the shares of Common Stock, without par value, of Mt. Laurel Group, Inc., a Pennsylvania corporation ("Target"), owned by the undersigned at the Meeting of Stockholders of Target to be held [DATE, TIME AND PLACE] and at any adjournment thereof (i) "FOR" approval and adoption of the Agreement and Plan of Merger, dated as of May __, 2000, among Target, Ohio Farmers Insurance Company, an Ohio corporation ("Acquiror"), and Westfield Merger Sub, Inc., an Ohio corporation and wholly owned subsidiary of Acquiror ("Merger Sub"), providing for the merger (the "Merger") of Target with and into Merger Sub, and "FOR" the Merger and (ii) "AGAINST" any proposal or offer with respect to a merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving, or any purchase of any substantial portion of the assets of, or any equity securities of, or any transaction that would involve the transfer or potential transfer of control of, Target other than the Merger (or any other takeover proposal of Acquiror) and any proposed action or transaction that would prevent or intentionally delay consummation of the Merger (or any other takeover proposal of Acquiror) or is otherwise inconsistent therewith. This proxy is coupled with an interest and is irrevocable until such time as the Voting and Option Agreement, dated as of May __, 2000, among certain stockholders of Target, the undersigned, and Acquiror terminates in accordance with its terms.

     Dated ___________________, 2000

____________________________________
          (Signature of Stockholder)

____________________________________
          (Number of Shares)